Exhibit 10.61

SALE, PURCHASE AND ESCROW AGREEMENT

BETWEEN

EDEN PRAIRIE WATERTOWER, LLC (“Seller”)

AND

KBS-LEGACY APARTMENT COMMUNITY REIT VENTURE, LLC (“Purchaser”)

AND

STEWART TITLE GUARANTY COMPANY (“Escrow Agent”)

November 29, 2012

TABLE OF CONTENTS

Table of Contents

ARTICLE I PROPERTY		- 1 -
1.1	Real Property	- 1 -
1.2	Personal Property	- 1 -
1.3	Leases	- 1 -
1.4	Service Contracts	- 2 -
1.5	Permits	- 2 -
1.6	Warranties	- 2 -
1.7	Plans	- 2 -
1.8	Property	- 2 -
1.9	Purchase and Sale	- 2 -

ARTICLE II PURCHASE PRICE		- 2 -
2.1	Price	- 2 -
2.2	Interest on the Deposit	- 3 -

ARTICLE III CONDITIONS TO THE PARTIES’ OBLIGATIONS		- 3 -
3.1	Conditions to Purchaser’s Obligation to Purchase	- 3 -
3.2	Conditions to Seller’s Obligation to Sell	- 4 -
3.3	Commercial Tenant Estoppel	- 4 -

ARTICLE IV PURCHASER’S DELIVERIES AND SELLER’S DELIVERIES TO ESCROW AGENT		- 4 -
4.1	Purchaser’s Deliveries	- 4 -
4.2	Seller’s Deliveries	- 5 -
4.3	Failure to Deliver	- 6 -

ARTICLE V INVESTIGATION OF PROPERTY		- 7 -
5.1	Delivery of Documents	- 7 -
5.2	Physical Inspection of Property	- 8 -
5.3	Investigation Period	- 10 -
5.4	Effect of Termination	- 11 -
5.5	No Obligation to Cure	- 11 -
5.6	Copies of Third Party Reports	- 12 -

ARTICLE VI THE CLOSING		- 12 -
6.1	Date and Manner of Closing	- 12 -

ARTICLE VII PRORATION, FEES, COSTS AND ADJUSTMENTS		-12 -
7.1	Prorations	- 12 -
7.2	Seller’s Closing Costs	- 15 -
7.3	Purchaser’s Closing Costs	- 15 -

ARTICLE VIII DISTRIBUTION OF FUNDS AND DOCUMENTS		- 15 -
8.1	Delivery of the Purchase Price	- 15 -

i

8.2	Other Monetary Disbursements	- 15 -
8.3	Recorded Documents	- 16 -
8.4	Documents to Purchaser	- 16 -
8.5	Documents to Seller	- 16 -
8.6	All Other Documents	- 16 -

ARTICLE IX RETURN OF DOCUMENTS AND FUNDS UPON TERMINATION		- 16 -
9.1	Return of Seller’s Documents	- 16 -
9.2	Return of Purchaser’s Documents	- 17 -
9.3	Deposit	- 17 -
9.4	Disbursement of Deposit	- 17 -
9.5	No Effect on Rights of Parties; Survival	- 17 -

ARTICLE X DEFAULT		- 17 -
10.1	Seller’s Remedies	- 17 -
10.2	Purchaser’s Remedies	- 18 -

ARTICLE XI REPRESENTATIONS AND WARRANTIES		- 19 -
11.1	Seller’s Warranties and Representations	- 19 -
11.2	Purchaser’s Warranties and Representations	- 22 -
11.3	No Other Warranties and Representations	- 25 -

ARTICLE XII CASUALTY AND CONDEMNATION		- 27 -

ARTICLE XIII CONDUCT PRIOR TO CLOSING		- 28 -
13.1	Conduct	- 28 -
13.2	Actions Prohibited	- 28 -
13.3	Modification of Existing Leases and Contracts	- 28 -
13.4	New Leases and Contracts	- 29 -
13.5	Confidentiality	- 29 -
13.6	Right to Cure	- 30 -

ARTICLE XIV NOTICES		- 30 -

ARTICLE XV TRANSFER OF POSSESSION		- 32 -
15.1	Transfer of Possession	- 32 -
15.2	Delivery of Documents at Closing	- 32 -
15.3	Delivery of Post-Closing Records	- 32 -

ARTICLE XVI GENERAL PROVISIONS		- 33 -
16.1	Captions	- 33 -
16.2	Exhibits	- 33 -
16.3	Entire Agreement	- 33 -
16.4	Modification	- 33 -
16.5	Attorneys’ Fees	- 33 -
16.6	Governing Law	- 33 -
16.7	Time of Essence	- 33 -
16.8	Survival of Warranties	- 34 -

16.9	Assignment by Purchaser	- 34 -
16.10	Severability	- 34 -
16.11	Successors and Assigns	- 35 -
16.12	Interpretation	- 35 -
16.13	Counterparts	- 35 -
16.14	Recordation	- 35 -
16.15	Limitation on Liability	- 35 -
16.16	Possession of Advisor	- 36 -
16.17	Time Periods	- 36 -
16.18	Waiver of Jury Trial	- 36 -
16.19	Waiver	- 36 -
16.20	Governing Law; Venue	- 36 -
16.21	Effective Date	- 36 -
16.22	Waiver of Written Disclosures	- 37 -
16.23	Notice of Airport Zoning Regulations	- 37 -
16.24	Notice Regarding Predatory Offender Information	- 37 -

ARTICLE XVII ESCROW AGENT DUTIES AND DISPUTES		- 37 -
17.1	Other Duties of Escrow Agent	- 37 -
17.2	Disputes	- 37 -
17.3	Reports	- 38 -

EXHIBITS

EXHIBIT A	—	Description of Land
EXHIBIT B	—	Personal Property
EXHIBIT C	—	Assignment and Assumption of Leases, Contracts and Other Property Interests
EXHIBIT D	—	Form of Bill of Sale
EXHIBIT E	—	Leases
EXHIBIT F	—	Service Contracts
EXHIBIT G	—	Form of Notice to Tenants
EXHIBIT H	—	FIRPTA Affidavit
EXHIBIT I	—	Form of Deed
EXHIBIT J	—	Form of Title Affidavit
EXHIBIT K	—	Form of Estoppel Certificate

INDEX OF DEFINED TERMS

Term	Section

Additional Deposit	2.1.2
Advisor	5.2.3
Approval Notice	5.3.2
Assignment of Leases and Contracts	4.1.2
Bill of Sale	4.1.3
Broker	11.1.1
Business Day	16.17
Closing	6.1
Code	11.2.7
Commercial Lease	1.3
Commercial Tenant	1.3
Deed	4.2.1
Deposit	2.1.1
Effective Date	16.21
ERISA	11.2.7
Escrow Agent	Introduction
Estoppel	3.3
Final Closing Date	6.1
Improvements	1.1
Initial Deposit	2.1.1
in Seller’s control	4.2.10
Investigation Period	5.3.2
Land	1.1
Lease	1.3
Leases	1.3
Limitation Period	10.2
Lists	11.1.11(2)(a)
Maximum Liability Cap	16.15
OFAC	11.1.11(1)
Operating Statements	5.1.7
Order	11.1.11(1)
Order(s)	11.1.11(1)
Permits	1.5
Permitted Encumbrances	4.2.1
Personal Property	1.2
Plans	1.7
Property	1.8
Property Identification	1.2
Proprietary Information	13.5
Purchase Price	2.1
Purchaser	Introduction
Purchaser’s Action	10.1
Purchaser’s 3-14 Audit	5.1

Real Property	1.1
Rent Roll	5.1.6
Residential Leases	1.3
Seller	Introduction
Seller Parties	16.15
Service Contracts	1.4
Survey	5.1.2
Tenant Payments	7.1.1
Termination Notice	5.3.2
Title Affidavit	4.2.8
Title Commitment	5.1.1
Title Company	3.1.3
Title Objections	5.3.1
Title Policy	3.1.3
Title Report	5.1.1
Warranties	1.6

v

SALE, PURCHASE AND ESCROW AGREEMENT

This Sale, Purchase and Escrow Agreement (“Agreement”), dated as of November 29, 2012, is made by and between EDEN PRAIRIE WATERTOWER, LLC, a Delaware limited liability company (“Seller”), and KBS-LEGACY APARTMENT COMMUNITY REIT VENTURE, LLC, a Delaware limited liability company (“Purchaser”), and constitutes (i) a contract of sale and purchase between the parties and (ii) an escrow agreement among Seller, Purchaser and STEWART TITLE GUARANTY COMPANY (“Escrow Agent”), the consent of which appears at the end of this Agreement.

ARTICLE I

PROPERTY

1.1        Real Property.    Seller owns and holds fee title to that certain land (the “Land”) described in Exhibit A, together with all buildings, structures, fixtures and other improvements of every kind and nature presently situated on or used in, on or about the Land (collectively, the “Improvements”), being a 228 unit apartment community with approximately 10,065 square feet of commercial space commonly known as “Watertower Apartments” located at 12300 Singletree Lane, in Eden Prairie, Minnesota and all appurtenances thereto, including easements or rights of way and with all right, title and interest of Seller in and to any land lying in the bed of any street (opened or proposed) adjacent to or abutting or adjoining such premises, together with all rights, privileges, rights of way and easements appurtenant to such premises, including, without limitation, other interests in, on, or under any land, highway, alley, street or right of way abutting or adjoining such premises (collectively, the “Real Property”).

1.2        Personal Property.    In connection with the Real Property, Seller has certain rights, title and interests in (i) certain governmental permits, licenses and approvals, (ii) certain contractual rights, leases, and other intangible assets, (iii) fixtures, furniture, equipment and certain other items of tangible personal property which are located on the Real Property and used by Seller in connection with the operation and maintenance of the Land and Improvements, including, without limitation, the personal property listed on Exhibit B attached to and made a part of this Agreement and as further described in Section 1.3 through Section 1.7 below, and (iv) intellectual property rights in the software and content (including without limitation the text, graphics, artwork photographs, floor plans and virtual tours but expressly excluding any content identifying Seller or its affiliates and logos associated therewith) of the website currently located at www. watertowerapts.com (collectively, the “Personal Property”). Seller expressly makes no representation or warranty with respect to any right, title or interest it may have regarding the right to use the name of the Real Property (including “Watertower”) and associated trademarks, logos, trade colors, service marks and trade names (collectively, the “Property Identification”). Notwithstanding the foregoing to the contrary, the term “Personal Property” shall include the Property Identification solely to the extent Seller has any right, title and interest therein and thereto.

1.3        Leases.    All present residential and commercial leases as set forth in the Rent Roll described in Section 5.1.6 and attached to this Agreement as Exhibit E and all future residential and commercial leases and agreements for the use or occupancy of any portion of the Land or Improvements executed in accordance with this Agreement after the Effective Date (each individually a “Lease” and collectively, the “Leases”) including, without limitation, all right, title and interest in that certain commercial lease (“Commercial Lease”) with Wadsworth Old Chicago, Inc., a Colorado corporation (“Commercial Tenant”). Leases of residential units are referenced herein as “Residential Leases”.

1.4        Service Contracts.    Seller’s interests, to the extent transferable, in the service contracts, landscaping, and/or other maintenance agreements, management contracts, security deposit bonds and/or other agreements relating to the Real Property and Personal Property (collectively, the “Service Contracts”) which Purchaser has elected to assume at Closing.

1.5        Permits.    Seller’s interests, to the extent transferable, in the licenses and permits with respect to the ownership and operation of the Real Property, including, without limitation, building permits, mechanical permits and certificates of occupancy (the “Permits”).

1.6        Warranties.     Seller’s interest in all warranties and guaranties, if any, given to, assigned to or benefitting Seller, the Real Property or the Personal Property regarding the acquisition, construction, design, use, or operation of the Real Property and the Personal Property (the “Warranties”).

1.7        Plans.    To the extent that Seller has possession of the following items: copies of as-built engineering and architectural plans, drawings, specifications, geotechnical subsoil tests or analyses, termite inspection reports, structural reports, foundation reports, and all blueprints, schematics, renderings, architect’s drawings, and all other reports, plans or studies held by or for Seller which relate to the Real Property (the “Plans”).

1.8        Property.    All of the property listed in Section 1.2 through Section 1.7, together with the Real Property and Personal Property, are collectively referred to as the “Property”.

1.9        Purchase and Sale.    Seller now desires to sell and Purchaser now desires to purchase, on an “as-is” basis, all of Seller’s right, title and interest in and to the Property, upon the terms and covenants and subject to the conditions set forth in this Agreement. As a material part of the consideration for this Agreement, Purchaser agrees with Seller that Purchaser is purchasing the Property in “AS-IS, WHERE-IS” condition, with all faults and defects, latent and patent, and specifically and expressly without any representations or guarantees, either express or implied, of any kind, nature, or type whatsoever from or on behalf of Seller, other than any representations and warranties specifically contained in this Agreement.

ARTICLE II

PURCHASE PRICE

2.1        Price.    Seller hereby agrees to sell and Purchaser hereby agrees to purchase the Property for a total purchase price of Thirty Eight Million Six Hundred Thousand and No/100 Dollars ($38,600,000.00) (the “Purchase Price”), which shall be paid by Purchaser as follows:

    2.1.1       Initial Deposit.    Purchaser has delivered concurrently with its execution of this Agreement, or will deliver within three (3) Business Days following the Effective Date, to Escrow Agent by bank wire of immediately available funds the sum of Two

Hundred Thousand and No/100 Dollars ($200,000.00) (the “Initial Deposit”) which shall be held at Purchaser’s election in a federally insured interest-bearing account of a banking institution whose principal office is in Minneapolis, New York City, or San Francisco.

    2.1.2    Additional Deposit.    In the event Purchaser does not terminate this Agreement by the expiration of the Investigation Period as provided in Section 5.3.2 of this Agreement, within three (3) Business Days following the expiration of the Investigation Period, Purchaser shall deposit with Escrow Agent by bank wire of immediately available funds the sum of One Million Three Hundred Thousand and No/100 Dollars ($1,300,000.00) (the “Additional Deposit”). The Initial Deposit and Additional Deposit are referred to collectively in this Agreement as the “Deposit”.

    2.1.3    Balance of Purchase Price.  Purchaser shall, at the Closing (as defined in Section 6.1), deliver to Escrow Agent, by bank wire transfer of immediately available funds, a sum equal to the balance of the Purchase Price. The balance of the Purchase Price received by Seller at Closing shall be adjusted to reflect prorations and other adjustments pursuant to ARTICLE VII.

2.2        Interest on the Deposit.  Any interest earned on the Deposit shall be credited and delivered to the party receiving the Deposit, provided, however, that if the transaction closes, at Closing any interest earned on the Deposit shall be credited to Purchaser by applying the same against the Purchase Price.

ARTICLE III

CONDITIONS TO THE PARTIES’ OBLIGATIONS

3.1        Conditions to Purchaser’s Obligation to Purchase.    Purchaser’s obligation to purchase is expressly conditioned upon each of the following:

    3.1.1    Performance by Seller.    Performance in all material respects of the obligations and covenants of, and deliveries required of, Seller under this Agreement.

    3.1.2    Delivery of Title and Possession.    Delivery at the Closing of (i) the Deed (as defined in Section 4.2.1) and (ii) possession as provided in Section 15.1.

    3.1.3    Title Insurance.    Delivery at the Closing of the standard current form of American Land Title Association (ALTA) owner’s policy of title insurance (the “Title Policy”), or a pro forma or “marked up” title commitment with liability in the amount of the Purchase Price issued by Stewart Title Guaranty Company (the “Title Company”), insuring that fee title to the Real Property vests in Purchaser subject to the Permitted Encumbrances (as defined in Section 4.2.1). (At its option, Purchaser may direct the Title Company to issue additional title insurance endorsements if Purchaser pays for the extra cost of such additional endorsements, provided that the Title Company’s failure to issue any such additional endorsements shall not affect Purchaser’s obligations under this Agreement).

    3.1.4    Seller’s Representations.    The representations and warranties by Seller

set forth in Section 11.1 being true and correct in all material respects as of the Closing except as modified by notice (in accordance with Section 11.1) to which Purchaser does not object in writing by the later of (i) three (3) Business Days after receipt thereof or (ii) the end of the Investigation Period, provided that such notice references this Section 3.1.4 in bold and prominent print.

3.2        Conditions to Seller’s Obligation to Sell.    Seller’s obligation to sell is expressly conditioned upon each of the following:

    3.2.1    Performance by Purchaser.    Performance in all material respects of the obligations and covenants of, and deliveries required of, Purchaser hereunder.

    3.2.2    Receipt of Purchase Price.    Receipt of the Purchase Price and any adjustments due Seller under ARTICLE VII at the Closing in the manner provided in this Agreement.

3.3        Commercial Tenant Estoppel.    Seller shall request an estoppel certificate from Commercial Tenant in the form attached to this Agreement as Exhibit K or such other form as specified in the Commercial Lease (“Estoppel”), and Seller shall use commercially reasonable efforts to obtain the Estoppel prior to the date which is three (3) Business Days prior to the expiration of the Investigation Period. The failure to deliver an executed Estoppel from the Commercial Tenant shall not, however, be a default by Seller. In the event Seller is unable to timely obtain an executed Estoppel from the Commercial Tenant, Seller shall execute and deliver to Purchaser an Estoppel not later than the date which is two (2) Business Days prior to the expiration of the Inspection Period. In the event Seller provides an Estoppel pursuant to this Section 3.3 and Seller thereafter obtains an Estoppel from Commercial Tenant, Purchaser shall rely on the Estoppel from the Commercial Tenant and the Estoppel from Seller shall have no force or effect.

ARTICLE IV

PURCHASER’S DELIVERIES AND SELLER’S DELIVERIES TO ESCROW AGENT

4.1        Purchaser’s Deliveries.    Purchaser shall, at or before the Closing, deliver to Escrow Agent each of the following:

    4.1.1    Purchase Price.    The balance of the Purchase Price subject to prorations and adjustments permitted by this Agreement under ARTICLE VII. Payment of the Purchase Price shall be made in the form of immediately available federal wire funds.

    4.1.2    Assignment of Leases and Contracts.    Four (4) executed counterparts of the Assignment and Assumption of Leases, Contracts and Other Property Interests (the “Assignment of Leases and Contracts”) in the form attached to this Agreement as Exhibit C.

    4.1.3    Bill of Sale.    Four (4) executed counterparts of a bill of sale (the “Bill of Sale”) in the form attached to this Agreement as Exhibit D.

    4.1.4    Closing Statement.    An executed settlement statement reflecting the prorations and adjustments required under ARTICLE VII.

    4.1.5    Bringdown Certificate.    A written certificate stating that all representations and warranties of Purchaser contained in ARTICLE XI remain, as of the Closing, correct in all material respects as when first made under this Agreement.

    4.1.6    Certificate of Real Estate Value.    A certificate of real estate value (Minnesota Revenue Form PE 20) to be filed with the Deed (as defined below).

    4.1.7    Other.    Such other instruments and/or documents as Title Company shall reasonably require and instruments and/or documents as otherwise needed to consummate the transaction contemplated by this Agreement.

4.2        Seller’s Deliveries.    Seller shall, at or before the Closing, deliver to Escrow Agent each of the following:

    4.2.1    Deed.    A limited warranty deed (the “Deed”) in the form attached to this Agreement as Exhibit I with respect to the Real Property, executed and acknowledged by Seller, pursuant to which Seller shall convey title to the Real Property subject to the following (collectively, the “Permitted Encumbrances”):

  (1)        Non-delinquent real property taxes and all assessments and unpaid installments thereof which are not delinquent.

  (2)        The Leases, including the Commercial Lease.

  (3)        Any other lien, encumbrance, easement or other exception or matter voluntarily imposed or consented to by Purchaser in writing prior to or as of the Closing.

  (4)        All exceptions (including printed exceptions) to title contained or disclosed in the Title Report (as defined in Section 5.1.1) other than Title Objections (as defined in Section 5.3.1) identified and not thereafter waived by Purchaser.

  (5)        Items shown on the Survey (as defined in Section 5.1.2) other than Title Objections identified and not thereafter waived by Purchaser.

    4.2.2    Assignment of Leases and Contracts.    Four (4) executed counterparts of the Assignment of Leases and Contracts in the form attached to this Agreement as Exhibit C, and (whether through the closing escrow or through such other method of delivery as the parties may establish) original executed Leases (or copies if originals are not in Seller’s possession) and the Service Contracts assigned thereby.

    4.2.3    Bill of Sale.    Four (4) executed counterparts of the Bill of Sale.

    4.2.4    Notices to Tenants.    A notice signed by Seller (or Seller’s manager for

the Improvements) addressed to the tenants under the Leases in the form attached to this Agreement as Exhibit G.

    4.2.5    FIRPTA Affidavit.    Four (4) executed copies of an affidavit in the form attached to this Agreement as Exhibit H with respect to the Foreign Investment in Real Property Tax Act.

    4.2.6    Closing Statement.    An executed settlement statement reflecting the prorations and adjustments required under ARTICLE VII.

    4.2.7    Cash – Prorations.    The amount, if any, required of Seller under ARTICLE VII.

    4.2.8    Title Affidavit.    A title affidavit substantially in the form attached to this Agreement as Exhibit J (“Title Affidavit”).

    4.2.9    Updated Rent Roll.    An updated Rent Roll (as defined below) dated as of the Closing.

    4.2.10  Original Property Information.    The original Leases (or copies to the extent that originals are not available); the Lease files; originals of all contracts (or copies if no originals are available) and receipts for deposits; all keys, if any, used in the operation of the Property and the key track system; if in Seller’s possession or control, a copy of any “as-built” plans and specifications of the Improvements; copies of all material permits and approvals relating to the Property and in Seller’s possession or control; and such other non-proprietary documents as are in Seller’s possession or control and are reasonably necessary in connection with the operation, leasing and management of the Property. Wherever used in this Agreement, the term “in Seller’s control”, or words to that effect, shall mean in the actual possession of any third party consultant currently retained by Seller in connection with the Property, including without limitation, Seller’s attorney and the property manager for the Property.

    4.2.11  Bringdown Certificate.    A written certificate stating that all representations and warranties of Seller contained in ARTICLE XI remain, as of the Closing, correct in all material respects as when first made under this Agreement.

    4.2.12  Certificate of Legal Existence.    A Certificate of Legal Existence for Seller from the Secretary of State of the State of Delaware which evidences the filing of such entity therewith, together with a Certificate of Good Standing from the State of Minnesota.

    4.2.13  Other.    Such other instruments and/or documents as Title Company shall reasonably require and instruments and/or documents as otherwise needed to consummate the transaction contemplated by this Agreement and to issue the Title Policy.

4.3        Failure to Deliver.    The failure of Purchaser or Seller to make any delivery required above by and in accordance with this ARTICLE IV which is not waived by the other party shall constitute a default hereunder by Purchaser or Seller, as applicable, and entitle the non-defaulting party the remedies set forth in ARTICLE X of this Agreement.

ARTICLE V

INVESTIGATION OF PROPERTY

5.1        Delivery of Documents.    To the extent not previously provided to Purchaser, Seller shall deliver, cause to be delivered, or make available to Purchaser the following within five (5) Business Days following the full execution of this Agreement:

    5.1.1    Title Commitment.    A copy of Seller’s existing title insurance policy for the Property, or to the extent available, a copy of a recent title commitment for the property (“Title Commitment”) covering the Real Property, together with copies of all documents referred to as exceptions in the Title Commitment (collectively, the “Title Report”). Purchaser may obtain, at its sole cost and expense, a Title Commitment issued by Title Company.

    5.1.2    Survey.    The most recent ALTA/ASCM survey of the Real Property prepared by a licensed surveyor (the “Survey”).

    5.1.3    Leases and Contracts.    Copies of the Leases and the Service Contracts and copies of the Lease files.

    5.1.4    Plans and Specifications.    To the extent in Seller’s possession or control, copies of all plans and specifications for the Improvements.

    5.1.5    Permits.    To the extent in Seller’s possession or control, copies of all governmental permits, certificates of occupancy and approvals, in each case regarding the Property.

    5.1.6    Rent Roll.    A current rent roll for the Property, indicating each tenant’s unit number and unit type, rents collected, scheduled rents and concessions, units occupied, delinquencies, security deposits, pet and other deposits held, prepaid rent, and Lease start and maturity dates (the “Rent Roll”).

    5.1.7    Operating Statements.    Operating statements for 2010, 2011, and year to date (the “Operating Statements”).

    5.1.8    Utility Bills.    All utility bills for the Property from November 2011 to present.

    5.1.9    Budget.    The current year’s budget for the Property.

    5.1.10  Tax Bills.    Copies of the property tax bills for the years 2009, 2010 and 2011.

    5.1.11  Environmental Reports.    To the extent in Seller’s possession or control, copies of all environmental reports for the Property.

    5.1.12  Engineering Reports.    To the extent in Seller’s possession or control, copies of all engineering reports including structural, plumbing, electrical, and mechanical reports.

    5.1.13  Fire and Life Safety Systems.    To the extent in Seller’s possession or control, copies of all documents relating to the fire and life safety systems for the Property including the plans and specifications for such systems.

In addition to the foregoing, Seller shall promptly and in good faith comply with any reasonable request by Purchaser for any additional documents relating to the operation of the Property, including documents required for Purchaser’s 3-14 Audit, provided that in no event shall Seller incur any additional costs. Purchaser has informed Seller that Purchaser is required by law to complete, with respect to certain matters relating to the Property, an audit commonly known as a “3-14” Audit (“Purchaser’s 3-14 Audit”). Seller agrees to cooperate in all reasonable respects with Purchaser’s requests for information and documents in connection with Purchaser’s 3-14 Audit at Purchaser’s sole cost and expense.

If requested by Seller, Purchaser shall provide written verification of its receipt of those items listed in this Section 5.1.

5.2        Physical Inspection of Property.

    5.2.1    Commencing on the Effective Date of this Agreement and continuing through the Investigation Period, or sooner termination or cancellation of this Agreement, Seller shall allow Purchaser and Purchaser’s engineers, architects, consultants, or other employees and agents reasonable access to the Property during normal business hours for the limited purposes provided in this Agreement.

    5.2.2    Purchaser and its engineers, architects, consultants, and other employees and agents may exercise such access solely for the purposes of (i) reviewing Leases, Lease files, permitting documents, contracts, books and records relating to the Property (other than any privileged, proprietary or confidential records), soil reports, environmental studies and reports, surveys, and building and systems plans; (ii) reviewing records relating to operating expenses and other instruments and correspondence relating to the Property; and (iii) inspecting the physical condition of the Property and conducting non-intrusive physical and environmental tests and inspections thereof. PURCHASER SHALL NOT CONDUCT OR ALLOW ANY PHYSICALLY INTRUSIVE TESTING OF, ON OR UNDER THE PROPERTY WITHOUT FIRST OBTAINING SELLER’S PRIOR WRITTEN CONSENT AS TO THE TIMING AND SCOPE OF THE WORK TO BE PERFORMED AND THE PARTIES ENTERING INTO AN AMENDMENT TO THIS AGREEMENT MEMORIALIZING SUCH SCOPE OF WORK AND ANY ADDITIONAL AGREEMENTS OF THE PARTIES WITH RESPECT TO SUCH TESTING.

    5.2.3    Purchaser agrees that it will cause it and any person accessing the Property hereunder to be covered by not less than $1,000,000 commercial general liability insurance (with, in the case of Purchaser’s coverage, a contractual liability endorsement, insuring its indemnity obligation under this Agreement), insuring all activity and conduct of such person while exercising such right of access and naming Seller and BlackRock Realty Advisors, Inc. (“Advisor”) as additional insureds, issued by a licensed insurance company qualified to do business in the State in which the Property is located and otherwise reasonably acceptable to Seller. Proof of such insurance coverage shall by delivered to Seller prior to any entry on the Property. Purchaser shall not terminate or cancel the foregoing coverage during the term of this Agreement and shall use best efforts to ensure that the foregoing coverages shall not be terminated or cancelled by such insurance company during the term of this Agreement. Purchaser shall give Seller prompt written notice of any such termination or cancellation of insurance coverage.

    5.2.4    Purchaser agrees that, in the exercise of the right of access granted hereby, it will not unreasonably interfere with or permit unreasonable interference with any person occupying or providing service at the Property. Purchaser agrees that any inspection, test or other study or analysis of the Property shall be performed in a manner so as not to interfere with Seller’s on-going operations and business activities at the Property. Purchaser agrees that it or its agents will not communicate with any tenants without the prior consent of Seller.

    5.2.5    Purchaser shall timely pay for and hold Seller, Advisor, and their affiliates, members, partners, subsidiaries, shareholders, officers, directors and agents harmless from liability for the costs of all tests, inspections, examinations, studies and analyses performed by or on behalf of Purchaser under this Section 5.2 so that the Property does not become subject to any liens. Purchaser has no authority or right to create liens on the Property. If such a lien occurs, Purchaser shall remove same by statutory permitted bond or otherwise within five (5) days of notice from Seller.

    5.2.6    Purchaser agrees to indemnify, defend and hold harmless Seller, Advisor and their affiliates, members, partners, subsidiaries, shareholders, officers, directors and agents from any loss, injury, damage, cause of action, liability, claim, lien, cost or expense, including reasonable attorneys’ fees and costs, pretrial, at trial and all appellate levels, arising out of or resulting from the exercise by Purchaser or its employees, consultants, agents or representatives of the right of access under this Agreement or arising out of or resulting from Seller’s tests, inspections, examinations, studies and/or analyses of the Property and/or Purchaser’s failure to pay any bills, invoices, or charges relating to such tests, inspections, examinations, studies and analyses, provided that the foregoing obligation shall not cover any loss, injury, damage, cause of action, liability, claim, lien, cost or expense which is attributable to, to the extent so attributable to, (i) pre-existing adverse conditions affecting the Property, (ii) Seller’s conduct, or (iii) Purchaser’s discovery of any information potentially having a negative impact on the Property. The indemnity in this Section 5.2.6 shall survive the Closing or any termination of this Agreement.

    5.2.7    Purchaser agrees to give Seller at least twenty-four (24) hours prior telephone or written notice of its intent to conduct any inspections or tests so that Seller will have the opportunity to have a representative present during any such inspection or test, the right to do which Seller expressly reserves. Purchaser agrees to cooperate with any reasonable request by Seller in connection with the timing of any such inspection or test. Purchaser agrees to provide Seller upon Seller’s request with a copy of any written inspection or test report or summary prepared by Seller or third parties for or at the direction of Purchaser, including any written inspection or test report. Purchaser agrees that prior to Closing it shall not disclose to third parties the results, analyses or compilations of any inspections, investigations, examinations, studies and tests conducted by or on behalf of Purchaser; provided, however, that such information may be disclosed to such persons or entities who, because of their involvement with the proposed transaction, need to know such information for the purpose of giving advice with respect to, or consummating, the transaction contemplated herein and only after notifying such persons of the confidential nature of such information and the confidentiality provisions and restrictions in this Agreement. In addition, Purchaser may disclose such information (i) to the extent required by law, rule, regulation, subpoena or court order after notifying Seller in writing and providing Seller with the opportunity to review the information sought to be disclosed, (ii) to any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of, any securities dealers and/or broker dealers evaluating Purchaser or its permitted assignees and only after notifying such persons of the confidential nature of such information and the confidentiality provisions and restrictions in this Agreement, (iii) to the extent required in connection with any filings (including any amendment or supplement to any Form S-11 Registration Filing) with governmental agencies (including the Securities and Exchange Commission (the “SEC”)) by any real estate investment trust (“REIT”) holding an interest (direct or indirect) in Purchaser or in any permitted assignee of Purchaser after notifying Seller in writing and providing Seller with the opportunity to review the information sought to be disclosed, and (iv) to any broker/dealers in the REIT’s broker/dealer network and any of the REIT’s investors and only after notifying such persons of the confidential nature of such information and the confidentiality provisions and restrictions in this Agreement.

    5.2.8    Purchaser agrees that any inspection, test or other study or analysis of the Property shall be performed at Purchaser’s sole expense and in strict accordance with applicable law.

    5.2.9    Purchaser agrees at its own expense to promptly repair or restore the Property to the condition existing prior to Purchaser conducting any inspection, test, examination, or study on the Property pursuant to this Section 5.2 or, at Seller’s option, to reimburse Seller for any repair or restoration costs, if any inspection or test requires or results in any damage to or alteration of the condition of the Property. The obligations set forth in this Section 5.2.9 shall survive the Closing or any termination of this Agreement.

5.3        Investigation Period.    Purchaser shall have the right to make the following investigations.

    5.3.1     Title and Survey.    Purchaser acknowledges receipt of the Title Report and Survey. Purchaser shall have a) until 5:00 p.m. Central Time on December 5, 2012 (the “Title Review Deadline”), or b) in the event any additional title exceptions (each an “Additional Exception”) are reported or discovered by the Title Company or Purchaser after the date of the Title Report, until the later of the Title Review Deadline or five (5) Business Days after receipt of written notice of any such Additional Exception, but in no event later than two (2) Business Days prior to the Final Closing Date, to notify Seller in writing of any objections (the “Title Objections”) to matters set forth in the Title Report and Survey or Additional Exceptions. If Purchaser does not give notice, such failure shall be conclusively deemed to be full and complete approval of the Title Report, the Survey, any Additional Exceptions, and any matter disclosed therein. If Purchaser does give such notice, Seller shall have five (5) Business Days after receipt thereof to notify Purchaser that Seller (a) will cause or (b) elects not to cause any or all of the Title Objections disclosed therein to be removed or insured over by the Title Company. Seller’s failure to notify Purchaser within such five (5) business day period as to any Title Objection shall be deemed an election by Seller not to remove or have the Title Company insure over such Title Objection. If Seller notifies or is deemed to have notified Purchaser that Seller shall not remove nor have the Title Company insure over any or all of the Title Objections or if Purchaser is not willing to accept Seller’s method of removal or title insurance over any Title Objection, Purchaser shall have until the later of (i) three (3) Business Days following such notice or deemed notice, or (ii) the end of the Investigation Period to (A) terminate this Agreement or (B) waive such Title Objections and proceed to Closing without any abatement or reduction in the Purchase Price on account of such Title Objections. If Purchaser does not give such notice within such period, Purchaser shall be deemed to have elected to waive such Title Objections which Seller declined to remove or insure over. Notwithstanding anything to the contrary in this Section 5.3.1, if title to the Property is encumbered by unpaid taxes and/or liens in a liquidated amount that can be released if satisfied by payment of money alone and such amount is equal to or less than the Purchase Price, then Purchaser shall accept title to the Property as it then is and, at the time of Closing under this Agreement, such unpaid taxes and/or liens shall be paid by Seller or Seller shall remove the same by statutory permitted bond. Seller shall not be obligated to initiate litigation or incur any expense to clear title to the Property or otherwise be obligated to clear title to the Property, except as otherwise specifically provided in this Section 5.3.1.

    5.3.2    General Investigation.    In addition, Purchaser shall have from the Effective Date until 5:00 p.m. Central Time on December 13, 2012 (the “Investigation Period”) to notify Seller that, as a result of Purchaser’s review of any documents (other than the Title Report or the Survey) or Purchaser’s investigation of the Property, or for any other reason or no reason, it elects to either a) terminate this Agreement (a “Termination Notice”), or b) consummate the transaction contemplated herein (an “Approval Notice”). If Purchaser fails to give an Approval Notice prior to the expiration of the Investigation Period, such failure shall be conclusively deemed to be Purchaser’s delivery of a Termination Notice and election to terminate this Agreement pursuant to this Section 5.3.2.

5.4        Effect of Termination.    If Purchaser terminates this Agreement in accordance with Section 5.3, then subject to Section 5.2, Escrow Agent shall return the Deposit to Purchaser and all further rights and obligations of the parties shall cease and terminate without any further liability of either party to the other (except those obligations which are specifically provided to survive such termination as provided in this Agreement).

5.5        No Obligation to Cure.    Except as set forth in Section 5.3.1, nothing contained in this Agreement or otherwise shall require Seller to render its title marketable or to remove or correct any exception or matter disapproved by Purchaser or to spend any money or incur any expense in order to do so. To enable Seller to make conveyance as herein provided, Seller may, at the time of delivery of the Deed, use any portion of the Purchase Price to clear the title of any or all encumbrances or interests, provided that all instruments so procured are recorded simultaneously with the delivery of the Deed or within a reasonable period of time thereafter in accordance with standard conveyancing practice.

5.6        Copies of Third Party Reports.    If the Investigation Period is extended for any reason, including by amendment to this Agreement, or if Seller otherwise requests, Purchaser, within three (3) days after such extension or request, shall provide Seller with copies of all third party reports and work product generated with respect to the Property.

ARTICLE VI

THE CLOSING

6.1        Date and Manner of Closing.    Escrow Agent shall close the escrow (the “Closing”) as soon as all conditions to closing contained in this Agreement have been satisfied (or deemed satisfied) or waived in writing which shall in any event be not later than 1:00 p.m. Central Time on January 15, 2013 (the “Final Closing Date”), time being of the essence (subject only to Seller’s express rights of remedy or cure provided in this Agreement, in which event Seller will give Purchaser not less than five (5) days’ notice of the date of Closing), by recording and delivering all documents and funds as set forth in ARTICLE VIII.

ARTICLE VII

PRORATION, FEES, COSTS AND ADJUSTMENTS

7.1        Prorations.    Prior to the Closing, Seller shall determine the amounts of the prorations in accordance with this Agreement and notify Purchaser thereof. Purchaser shall review and approve such determination promptly and prior to the Closing, such approval not to be unreasonably withheld or delayed. Thereafter, Purchaser and Seller shall each inform Escrow Agent of such amounts.

    7.1.1    Certain Items Prorated.    In accordance with the notifications, Escrow Agent shall prorate between the parties (and the parties shall deposit funds therefor with Escrow Agent or shall instruct Escrow Agent to debit against sums held by Escrow Agent owing to such party), as of 11:59 p.m. the day prior to the Closing (i.e. the day of the Closing shall belong to Purchaser), all income and expenses with respect to the Property and payable to or by the owner of the Property, including, without limitation: (i) all real property taxes and all installments of assessments due and payable in the calendar year of Closing based on the current year’s taxes, if known; if the Closing occurs on a date when the current year’s taxes are not fixed and the current year’s assessments valuation is available, taxes will be prorated based on such assessment valuation and the prior year’s tax rate; if the current year’s assessment valuation is not available, then taxes will be prorated based on the prior year’s tax (any tax proration based on the prior year’s tax and/or tax rate may be subsequently re-prorated when the tax bill for the current year is received and the actual amount of taxes is known as provided in Section 7.1.5(c); (ii) rents and other tenant payments and tenant reimbursements (collectively, “Tenant

Payments”) if any, received under the Leases; (iii) charges for water, sewer, electricity, gas, fuel and other utility charges, all of which shall be based on meter readings scheduled by Seller and completed before Closing, unless Seller elects to close its own applicable account, in which event Purchaser shall open its own account and the respective charges shall not be prorated; (iv) amounts prepaid and amounts accrued but unpaid on Service Contracts which are to be assumed by Purchaser; (v) periodic fees for licenses, permits or other authorizations with respect to the Property; (vi) certified, confirmed or ratified liens for governmental improvements or special assessments as of the Final Closing Date, if any, shall be paid by Seller, and all other pending or other liens for governmental improvements or special assessments shall be assumed by Purchaser; to the extent that liens for governmental improvements or special assessments are to be paid in installments, Seller shall pay installments attributable to the periods of time prior to the Final Closing Date, and Purchaser shall pay all installments attributable to the period of time from and after the Final Closing Date, and any installments which are attributable to a period of time that commences before the Final Closing Date and ends after the Final Closing Date shall be prorated.

    7.1.2    Leasing Commissions.    Seller shall pay all brokerage or leasing commissions and finders’ fees applicable to Leases in effect as of the Final Closing Date. With respect to the Commercial Lease, Purchaser shall have no obligation to pay or reimburse Seller for tenant improvement costs, but Purchaser shall be responsible for commissions applicable to any renewal, extension or other option under the Commercial Lease occurring from and after the Final Closing Date as well as any tenant improvement costs agreed to by Purchaser and Commercial Tenant.

    7.1.3    Taxes.

  (a)        Real property tax refunds and credits received after the Closing which are wholly attributable to a fiscal tax year prior to the Closing shall belong to Seller. Any such refunds and credits attributable to the fiscal tax year during which the Closing occurs shall be apportioned between Seller and Purchaser after deducting the reasonable out-of-pocket expenses of collection thereof. This apportionment obligation shall survive the Closing.

  (b)        If any tax appeal or certiorari proceedings shall not have been finally resolved or settled prior to the Closing and shall relate to any tax period a portion or all of which precedes the Closing, Seller shall be entitled to control the disposition of any such tax appeal or certiorari proceeding and any refunds received therefrom, net of any expenses incurred by Seller in connection therewith, shall be prorated between the parties on the basis of the portions accruing to periods before and after the Closing.

  (c)        Seller is responsible for and shall pay prior to Closing all real property taxes and installments of assessments due in all years prior to the year of Closing and any deferred real property taxes and/or assessments which may become payable as a result of the sale contemplated hereby. Seller shall not, however, be responsible for any increase in the amount of real property taxes or assessments as a result of the sale contemplated hereby.

    7.1.4    Security and Other Deposits.    At the Closing, Seller shall deliver to Purchaser all unapplied refundable security deposits (plus interest accrued thereon to the extent required to be paid by the applicable Lease or applicable law) required to be held by Seller under the Leases and Purchaser shall pay Seller an amount equal to all utility and contract deposits then held by third parties with respect to the Property and transferred to Purchaser hereunder. If any security deposits shall be held by Seller in the form of letters of credit or surety bonds, Seller shall assign its rights thereunder to Purchaser and shall cooperate reasonably with Purchaser in respect of the reissuance of any such letters of credit or bonds in the name of Purchaser.

    7.1.5    Adjustments.

  (a)        Delinquent Tenant Payments, if any, shall not be prorated and all rights thereto shall be retained by Seller, who reserves the right to collect and retain such delinquent Tenant Payments, and Purchaser agrees to cooperate with Seller in Seller’s efforts to collect such Tenant Payments; provided, however, that Seller shall not be entitled to commence any disposition or eviction proceeding against the delinquent tenant. If at any time after the Closing Purchaser shall receive any such delinquent Tenant Payments (all of which Purchaser shall use its best efforts to obtain), Purchaser shall immediately remit such Tenant Payments to Seller, provided that any monies received by Purchaser from a delinquent tenant shall be applied first to current rents then due and payable and then to delinquent rents in the inverse order in which they became due and payable. If the tenant payments required to be made by Commercial Tenant include percentage rent, additional rent, escalation charges or reimbursement for real property taxes, operating expenses or other charges, Purchaser shall pay such amount applicable to the period prior to Closing to Seller upon receipt thereof. The terms of this Section 7.1.5(a) shall survive the Closing.

  (b)        Real property tax refunds and credits received after the Closing which are wholly attributable to a fiscal tax year prior to Closing shall belong to Seller. Any such refunds and credits attributable to the fiscal tax year during which the Closing occurs shall be apportioned between Seller and Purchaser. This apportionment obligation shall survive the Closing.

  (c)        Any real property tax proration based on the prior year’s taxes or based on the tax rate for the preceding period applied to the latest assessed valuation may, at the written request of either party, be subsequently re-prorated and adjusted when the tax bill for the year of Closing is received and the actual amount of taxes is known; provided, however, that such written request must be delivered within thirty (30) days when the actual real property taxes are finally fixed. Upon receipt of such written request, any excess credit to Purchaser shall be rebated to Seller, and any shortfall in credit to Purchaser shall be paid to Seller, as applicable. In the event either party fails or refuses to reprorate the real estate taxes within ten (10) days following receipt of a written request by the other party for such reproration, then the amount due shall bear interest from the expiration of such ten (10) day period at the maximum rate allowed by law. In the event a party must institute legal proceedings to recover the reproration of real estate taxes and the interest due as set forth herein, the prevailing party shall be entitled, in addition, to recover reasonable attorneys’ fees, paraprofessional fees and costs incurred pretrial, at trial and at all levels of proceeding, including appeals, from the non-prevailing party. The terms of this Section 7.1.5(c) shall survive the Closing.

    7.1.6    Insurance.     Seller’s existing liability and property insurance pertaining to the Property shall be canceled as of the Closing, and Seller shall receive any premium refund due thereon.

    7.1.7    Rent-Ready Unit Credit.    If any vacant rental apartment units shall not be in rent-ready condition (as customarily prepared by Seller’s property manager) as of the Closing, then, in such event and except as to units which became vacant during the five (5) Business Days prior to and including the date of the Closing, Purchaser shall receive a cash credit in an amount of $500 (which amount the parties agree is the amount reasonably necessary to clean, repair, and refurbish said apartment units so as to put them into rent-ready condition) multiplied by the number of such units not then in rent-ready condition other than those units which became vacant during the five (5) Business Days prior to an including the date of Closing.

7.2        Seller’s Closing Costs.    Seller shall pay (i) any documentary stamp, deed, transfer or conveyance taxes, (ii) one-half of Escrow Agent’s escrow fee or escrow termination charge, (iii) the cost of the Survey, (iv) the cost of obtaining the Title Report, and (v) Seller’s own attorneys’ fees.

7.3        Purchaser’s Closing Costs.    Purchaser shall pay (i) one-half of Escrow Agent’s escrow fee or escrow termination charge, (ii) any costs incurred in recording the Deed and any other instruments, (iii) the cost of and the premium for the Title Policy and any title endorsements requested by Purchaser, (iv) any costs incurred in connection with Purchaser’s investigation of the Property pursuant to ARTICLE V, including the cost of any new environmental assessment commissioned by Purchaser, and (v) Purchaser’s own attorneys’ fees.

All other closing costs shall be paid according to local custom.

ARTICLE VIII

DISTRIBUTION OF FUNDS AND DOCUMENTS

8.1        Delivery of the Purchase Price.    At the Closing, Escrow Agent shall deliver the Purchase Price to Seller, subject to the adjustments and prorations set forth in this Agreement, and the transaction shall not be considered closed until Escrow Agent is irrevocably committed to delivering the Purchase Price to Seller upon satisfaction of all conditions to Closing,

8.2        Other Monetary Disbursements.    Escrow Agent shall, at the Closing, arrange for wire transfer, (i) to Seller, or order, as instructed by Seller, all sums and any proration or other credits to which Seller is entitled and less any appropriate proration or other charges and (ii) to Purchaser, or order, any excess funds therefor delivered to Escrow Agent by Purchaser and all sums and any proration or other credits to which Purchaser is entitled and less any appropriate proration or other charges.

8.3        Recorded Documents.    Escrow Agent shall cause the Deed and any other documents that Seller or Purchaser desires to record to be recorded with the Registrar of Titles of Hennepin County, Minnesota and, after recording, returned to the grantee, beneficiary or person acquiring rights under such document or for whose benefit such document was required. Purchaser and Seller agree to use commercially reasonable efforts (which shall not require the parties to incur any additional costs) to cooperate with Escrow Agent in causing the Deed and any other documents to be so recorded and so filed, which obligation shall survive the Closing.

8.4        Documents to Purchaser.    Escrow Agent shall at the Closing or when available deliver by overnight express delivery to Purchaser the following:

(1)	one (1) conformed copy of the Deed showing all recording data;
(2)	two (2) originals of the Assignment of Leases and Contracts;
(3)	two (2) originals of the Bill of Sale;
(4)	one (1) original of the Estoppel;
(5)	one (1) original of the Notice to Tenants;
(6)	two (2) originals of the FIRPTA Affidavit;
(7)	one (1) original of the Closing Statement;
(8)	one (1) original of the Title Affidavit; and
(9)	one original of the Title Policy.

8.5        Documents to Seller.    Escrow Agent shall at the Closing or when available deliver by overnight express delivery to Seller, the following:

(1)	one (1) conformed copy of the Deed showing all recording data;
(2)	two (2) originals of the Assignment of Leases and Contracts;
(3)	two (2) originals of the Bill of Sale;
(4)	one (1) copy of the Estoppel;
(5)	one (1) copy of the Notice to Tenants;
(6)	two (2) originals of the FIRPTA Affidavit;
(7)	one (1) original of the Closing Statement; and
(8)	one (1) copy of the Title Affidavit.

8.6        All Other Documents.    Escrow Agent shall at the Closing deliver by overnight express delivery, each other document received hereunder by Escrow Agent to the person acquiring rights under said document or for whose benefit said document was required.

ARTICLE IX

RETURN OF DOCUMENTS AND FUNDS UPON TERMINATION

9.1        Return of Seller’s Documents.    If escrow or this Agreement is terminated for any reason, Purchaser shall, within five (5) days following such termination upon receipt of written request from Seller, deliver to Seller all documents and materials relating to the Property previously delivered to Purchaser by Seller and copies of all reports, studies, documents and materials obtained by Purchaser from third parties in connection with the Property and Purchaser’s investigation thereof. Such items shall be delivered without representation or warranty as to accuracy or completeness and with no right of Seller to rely thereon without the consent of the third party. Escrow Agent shall deliver all documents and materials deposited by Seller and then in Escrow Agent’s possession to Seller and shall destroy any documents executed by both Purchaser and Seller. Upon delivery by Escrow Agent to Seller (or such destruction, as applicable) of such documents and materials, Escrow Agent’s obligations with regard to such documents and materials under this Agreement shall be deemed fulfilled and Escrow Agent shall have no further liability with regard to such documents and materials to either Seller or Purchaser.

9.2        Return of Purchaser’s Documents.    If escrow or this Agreement is terminated for any reason, Escrow Agent shall deliver all documents and materials deposited by Purchaser and then in Escrow Agent’s possession to Purchaser and shall destroy any documents executed by both Purchaser and Seller. Upon delivery by Escrow Agent to Purchaser (or such destruction, as applicable) of such documents and materials, Escrow Agent’s obligations with regard to such documents and materials under this Agreement shall be deemed fulfilled and Escrow Agent shall have no further liability with regard to such documents and materials to either Seller or Purchaser.

9.3        Deposit.    If escrow or this Agreement is terminated (i) pursuant to Section 5.3, Section 10.2 or ARTICLE XII or (ii) due to the failure of a condition set forth in Section 3.1, or (iii) pursuant to Sections 11.1.12 or 11.2.9, then, subject to Sections 5.2.5, 5.2.6 and 5.2.9, Purchaser shall be entitled to obtain the return of the Deposit pursuant to Section 9.4 below. If the Closing does not take place due to a default or breach of any provision of this Agreement by Purchaser, Seller shall be entitled to the Deposit by retaining or causing Escrow Agent to deliver the Deposit to Seller pursuant to Section 9.4 below.

9.4        Disbursement of Deposit.    If Escrow Agent receives a notice from either party instructing Escrow Agent to deliver the Deposit to such party, Escrow Agent shall deliver a copy of the notice to the other party within three (3) days after receipt of the notice. If the other party does not object to the delivery of the Deposit as set forth in the notice within three (3) Business Days after receipt of the copy of the notice, Escrow Agent shall, and is hereby authorized to, deliver the Deposit to the party requesting it pursuant to the notice. Any objection hereunder shall be by notice setting forth the nature and grounds for the objection and shall be sent to Escrow Agent and to the party requesting the Deposit.

9.5        No Effect on Rights of Parties; Survival.    The return of documents and monies as set forth above shall not affect the right of either party to seek such legal or equitable remedies as such party may have under ARTICLE X with respect to the enforcement of this Agreement. The obligations under this ARTICLE IX shall survive termination of this Agreement.

ARTICLE X

DEFAULT

10.1      Seller’s Remedies.    If Purchaser is in default and fails to complete the acquisition as provided in this Agreement, Purchaser shall be in breach of its obligations under this

Agreement and Seller shall have the right to terminate this Agreement pursuant to Minn. Stat. § 559.21 and be released from any further obligations under this Agreement. BY INITIALING BELOW, PURCHASER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT OF SUCH A BREACH OF THIS AGREEMENT BY PURCHASER WOULD BE EXTREMELY DIFFICULT OR IMPOSSIBLE TO DETERMINE, THAT THE AMOUNT OF THE DEPOSIT IS THE PARTIES’ BEST AND MOST ACCURATE ESTIMATE OF THE DAMAGES SELLER WOULD SUFFER IN THE EVENT THE TRANSACTION PROVIDED FOR IN THIS AGREEMENT FAILS TO CLOSE, AND THAT SUCH ESTIMATE IS REASONABLE UNDER THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT. PURCHASER AND SELLER AGREE THAT SELLER’S RIGHT TO RETAIN THE DEPOSIT SHALL BE THE SOLE REMEDY OF SELLER AT LAW IN THE EVENT OF SUCH A BREACH OF THIS AGREEMENT BY PURCHASER. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION 10.1, IF THE TRANSACTION FAILS TO CLOSE AND OTHER THAN IN CONNECTION WITH AN ACTION FOR SPECIFIC PERFORMANCE OR THE ENFORCEMENT OF PURCHASER’S REMEDIES UNDER SECTION 10.2, PURCHASER BRINGS AN ACTION AGAINST SELLER FOR AN ALLEGED BREACH OR DEFAULT BY SELLER OF ITS OBLIGATIONS UNDER THIS AGREEMENT, RECORDS A LIS PENDENS OR OTHERWISE ENJOINS OR RESTRICTS SELLER’S ABILITY TO SELL AND TRANSFER THE PROPERTY, OR IN VIOLATION OF ANY ESCROW INSTRUCTIONS OR PROVISIONS OF THIS AGREEMENT REFUSES TO CONSENT TO OR INSTRUCT RELEASE OF THE DEPOSIT TO SELLER IF REQUIRED BY ESCROW AGENT (EACH A “PURCHASER’S ACTION”), SELLER SHALL NOT BE RESTRICTED BY THE PROVISIONS OF THIS SECTION 10.1 FROM BRINGING AN ACTION AGAINST PURCHASER SEEKING EXPUNGEMENT OR RELIEF FROM ANY IMPROPERLY FILED LIS PENDENS, INJUNCTION OR OTHER RESTRAINT, AND/OR RECOVERING FEES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES) WHICH SELLER MAY SUFFER OR INCUR AS A RESULT OF ANY PURCHASER’S ACTION BUT ONLY TO THE EXTENT THAT SELLER IS THE PREVAILING PARTY; AND THE AMOUNT OF ANY SUCH FEES, COSTS AND EXPENSES AWARDED TO SELLER SHALL BE IN ADDITION TO THE LIQUIDATED DAMAGES SET FORTH HEREIN. NOTHING IN THIS AGREEMENT SHALL, HOWEVER, BE DEEMED TO LIMIT PURCHASER’S LIABILITY TO SELLER FOR ACTUAL DAMAGES OR INJUNCTIVE RELIEF FOR BREACH OF PURCHASER’S INDEMNITY OBLIGATIONS UNDER SECTION 5.2.5 OR SECTION 5.2.6 ABOVE OR FOR ATTORNEYS’ FEES AND COSTS AS PROVIDED IN SECTION 16.5 BELOW.

ACCEPTED AND AGREED TO:

/s/ MM	/s/ ZN
Seller	Purchaser

10.2      Purchaser’s Remedies.    If the sale is not completed as provided in this Agreement solely by reason of any material default of Seller, which remains uncured five (5) Business Days after Purchaser notifies Seller in writing of such default (except that no such notice and cure period shall be required after more than two (2) such Seller defaults), Purchaser shall be entitled, as its sole and exclusive remedy, to either (i) (a) terminate this Agreement (by delivering notice to Seller which includes a waiver of any right, title or interest of Purchaser in the Property) and (b) if Purchaser so elects, pursue an action at law for recovery of Purchaser’s actual out-of-pocket third-party costs incurred as part of the transaction contemplated under this Agreement, subject to a cap of $100,000, which action must be commenced, if at all, within the thirty (30) day period following the occurrence of such material default of Seller (the “Limitation Period”); or (ii) treat this Agreement as being in full force and effect and pursue only the specific performance of this Agreement, provided that Purchaser must commence any action for specific performance within thirty (30) days after the scheduled Final Closing Date. Purchaser waives any right to pursue any other remedy at law or equity for such default of Seller, including, without limitation, any right to seek, claim or obtain damages (other than for costs under (i)(b) above), punitive damages or consequential damages. In no case shall Seller ever be liable to Purchaser under any statutory, common law, equitable or other theory of law, either prior to or following the Closing, for any lost rents, profits, “benefit of the bargain,” business opportunities or any form of consequential damage in connection with any claim, liability, demand or cause of action in any way or manner relating to the Property, the condition of the Property, this Agreement, or any transaction or matter between the parties contemplated hereunder. Purchaser’s remedies hereunder are in addition to the right to receive the return of the Deposit, subject to Section 9.4, to the extent it is not applied to the Purchase Price in connection with Purchaser’s action for specific performance.

ARTICLE XI

REPRESENTATIONS AND WARRANTIES

11.1      Seller’s Warranties and Representations.    The matters set forth in this Section 11.1 constitute representations and warranties by Seller which are now and (subject to matters contained in any notice given pursuant to the next succeeding sentence) shall, in all material respects, at the Closing be true and correct. If Seller has actual knowledge that any of the representations and warranties contained in this ARTICLE XI may cease, or have ceased, to be true, Seller shall give prompt notice to Purchaser (which notice shall include copies of the instrument, correspondence, or document, if any, upon which Seller’s notice is based). As used in this Section 11.1, the phrase “to the extent of Seller’s actual knowledge” shall mean the actual knowledge of Mario Mirabelli, the asset manager of Advisor responsible for the Property, and Mario Mirabelli, the disposition director of Advisor. Seller hereby represents and warrants to Purchaser that Mario Mirabelli is the individual affiliated with Seller with the most knowledge regarding the matters represented “to the extent of Seller’s actual knowledge” herein. There shall be no duty imposed or implied to investigate, inquire, inspect, or audit any such matters, and there shall be no personal liability on the part of such asset manager or disposition director. To the extent Purchaser has or acquires actual knowledge or is deemed to know prior to the expiration of the Investigation Period that these representations and warranties are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect Purchaser’s knowledge or deemed knowledge. Purchaser shall be deemed to know a representation or warranty is untrue, inaccurate or incorrect only if this Agreement or any files, documents, materials, analyses, studies, tests, or reports disclosed or made available to Purchaser pursuant to Section 5.1 of this Agreement contains information which is inconsistent with such representation or warranty.

    11.1.1  No Broker.    Seller has not engaged or dealt with any broker or finder in connection with the sale contemplated by this Agreement, except HFF Chicago (the “Broker”). Seller shall pay a brokerage commission to the Broker in accordance with a separate agreement. Seller shall indemnify and hold harmless Purchaser from any claims, costs, damages or liabilities (including attorneys’ fees) arising from any breach of the representation contained in this Section 11.1.1. In addition, if a claim for commissions or finder’ s fees in connection with this transaction is made by a broker, salesman, or finder other than Broker claiming to have dealt through or on behalf of Seller, Seller shall indemnify, defend and hold harmless Purchaser from all liabilities, damages, claims, costs, fees and expenses whatsoever (including, but not limited to, reasonable attorneys’ fees and court costs pretrial, at trial and all levels of proceedings, including appeals) within respect to such claim for brokerage.

11.1.2  Organization.    Seller has been duly formed, validly exists and is in good standing in the jurisdiction of its formation and in the state in which the Property is located.

11.1.3  Power and Authority.    Seller has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

11.1.4  Proceedings.  Seller has not received any written notice of any pending or threatened condemnation or similar proceeding affecting any part of the Property.

11.1.5  Contravention.    Seller is not prohibited from consummating the transactions contemplated by this Agreement by any law, regulation, agreement, instrument, restriction, order or judgment.

11.1.6  Leases and Service Contracts.    The Leases and Service Contracts listed on Exhibit F attached to and made a part of this Agreement comprise all of the leases or other occupancy agreements and material contracts which will affect the Property on and after the Closing. Seller has delivered or made available to Purchaser all Leases and Service Contracts.

11.1.7  Compliance.    Seller has not received written notice from any governmental authority that the Property is not in material compliance with all applicable laws, rules and regulations except for such failures to comply, if any, which have been remedied.

11.1.8  Employees.  Seller has no employees on-site at the Property providing on-site services to the Property and all such services are performed by Seller’s manager of the Property.

11.1.9  Rent Roll/Operating Statements.  The Rent Roll was prepared for Seller based on information provided by Seller’s property manager and is the Rent Roll used and relied upon by Seller in connection with the operation of the Property. The Operating Statements were prepared by or for Seller in the ordinary course of its business in the same manner as it prepares or obtains such reports for its other properties and are the Operating Statements used and relied upon by Seller in connection with its operation of the Property.

11.1.10             Litigation.    To Seller’s actual knowledge, there is no material litigation affecting the Property which litigation is not covered by insurance or which would affect Seller’s ability to consummate the transaction contemplated herein.

11.1.11            PATRIOT Act.

  (1)        Seller is in compliance with the requirements of Executive Order No. 133224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”). Further, Seller covenants and agrees to make its policies, procedures and practices regarding compliance with the Orders, if any, available to Purchaser for its review and inspection during normal business hours and upon reasonable prior notice.

  (2)        Neither Seller nor any beneficial owner of Seller:

  (a)        is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”);

  (b)        is a person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or

  (c)        is owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

Notwithstanding anything contained herein to the contrary, for the purposes of this provision, the phrase “any beneficial owner of Seller” shall not include (x) any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a United States national stock exchange, or (y) any limited partner, unit holder or shareholder owning an interest of five percent (5%) or less in Seller or in the holder of any direct or indirect interest in Seller.

11.1.12            Patriot Act Notice.    Seller hereby covenants and agrees that if Seller obtains knowledge that Seller or any of its beneficial owners becomes listed on the Lists or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Seller shall immediately notify Purchaser in writing, and in such event, Purchaser shall have the right to terminate this Agreement without penalty or liability to Seller immediately upon delivery of written notice thereof to Seller.

11.1.13             Options.    Seller has not granted any rights or options to acquire

the Property.

    11.1.14             Non-Foreign Person.    Seller is not a foreign person or foreign corporation within the meaning of Section 1445 of the U.S. Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

    11.1.15            Tax Abatements.    There are no tax abatements affecting the Property.

    11.1.16             Wells.    To Seller’s actual knowledge, there are no wells on the Property within the meaning of Minn. Stat. § 103I. This representation is intended to satisfy the requirements of that statute.

    11.1.17             Storage Tanks.    To Seller’s actual knowledge, there are no above- ground or underground storage tanks located in or about the Property and Seller knows of no above-ground or underground storage tanks formerly on the Property that had a release for which no corrective action was taken. Seller has filed any required affidavits pursuant to Minn. Stat. § 116.48, subd. 6.

    11.1.18             Sewage Treatment System Disclosure.    For the purposes of satisfying any applicable requirements of Minn. Stat. § 115.55, Seller discloses that there is no “individual sewage treatment system” (within the meaning of Minn. Stat. § 115.55) on or serving the Property.

    11.1.19             Methamphetamine.    To the best knowledge of Seller, no methamphetamine production has occurred on the Property. This representation is intended to satisfy the requirements of Minn. Stat. § 152.0275, subd. 2(m).

    11.1.20             Lead Paint Disclosure.    Seller represents that none of the Improvements on the Property were constructed before 1978.

    11.1.21             Bankruptcy.    Seller is not bankrupt or insolvent as such terms are defined under federal, state or local law.

11.2      Purchaser’s Warranties and Representations.    The matters set forth in this Section 11.2 constitute representations, warranties and covenants by Purchaser which are now and shall, at the Closing, be true and correct.

    11.2.1  No Broker.    Except for the Broker, Purchaser has not engaged or dealt with any broker, finder or real estate agent entitled to a commission or fee in connection with the sale contemplated by this Agreement. Purchaser shall indemnify, defend and hold harmless Seller and Advisor from any claims, costs, damages or liabilities (including attorneys’ fees) arising from any breach of the representation contained in this Section 11.2.1. In addition, if a claim for fees in connection with this transaction is made by a broker, salesman, or finder other than Broker claiming to have dealt through or on behalf of Purchaser, Purchaser shall indemnify, defend and hold harmless Seller and Advisor from all liabilities, damages, claims, costs, fees and expenses whatsoever

(including, but not limited to, reasonable attorneys’ fees and court costs pretrial, at trial and all levels of proceedings, including appeals) with respect to such claim for brokerage.

11.2.2  Power and Authority.    Purchaser has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the performance of this Agreement by Purchaser is not prohibited by or in consistent with any agreement to which Purchaser is a party or pursuant to which Purchaser exists as a legal entity. Purchaser is not required to obtain any consents or approvals to consummate the transaction contemplated by this Agreement which will not be obtained prior to Closing.

11.2.3  Valid Existence.    Purchaser is a duly formed, validly existing limited liability company under the laws of the State of Delaware, and all necessary authorizations and approvals have been obtained authorizing Purchaser to execute this Agreement. This Agreement and the other documents executed in connection with this Agreement constitute the legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms.

11.2.4  Bankruptcy.    Purchaser is not, and after giving effect to the transactions and the incurrence of all indebtedness and obligations required under this Agreement will not be and will constitute not to be bankrupt or insolvent as such terms are defined under federal, state or local law.

11.2.5  Independent Investigation.    The consummation of this transaction shall constitute Purchaser’s acknowledgment that it has independently inspected and investigated the Property and has made and entered into this Agreement based upon such inspection and investigation and its own examination of the condition of the Property.

11.2.6  Purchaser Reliance.    Purchaser is experienced in and knowledgeable about the ownership and management of real estate, and is a knowledgeable and sophisticated owner and operator of real estate properties, including properties like the Property, and is a sophisticated real estate investor. Purchaser has previously reviewed and considered the nature of the transaction, and the Investigation Period will enable Purchaser to thoroughly investigate the Property and all aspects of the transaction. Purchaser has relied and will rely exclusively on the representations of Seller expressly set forth in this Agreement and on its own consultants, advisors, counsel, employees, agents, principals and/or studies, investigations and/or inspections with respect to the Property, its condition, value and potential. Purchaser agrees that, notwithstanding the fact that it has received certain information from Seller or its agents or consultants, Purchaser has relied solely upon and will continue to rely solely upon its own analysis and will not rely on any information, oral, written or otherwise, provided by Seller or its agents or consultants, except as expressly set forth in Section 11.1. Purchaser acknowledges that no employee, agent or representative of Seller of Advisor has been authorized to make, and that it has not relied upon, any statements or representations of Seller or any information provided by Seller other than those specifically contained in this Agreement. In electing to proceed with this transaction, Purchaser shall have determined that the Property is satisfactory to Purchaser in all respects. Purchaser is purchasing the Property “AS-IS, WHERE IS, WITH ALL FAULTS”.

11.2.7  ERISA.   Purchaser represents, warrants and covenants that (a) Purchaser is not a party in interest under Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a disqualified person under Section 4975(e)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), (b) Purchaser’s acquisition of the Property and consummation of the transactions contemplated by this Agreement shall not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and (c) it is not using the assets of any (i) “employee benefit plan” (within the meaning of Section 3(3) ERISA), (ii) “plan” (within the meaning of Section 4975(e)(1) of the Code) or (iii) entity whose underlying assets include “plan assets” by reason of a plan’s investment in such entity, to fund its purchase of the Property under this Agreement. Further, and notwithstanding the foregoing, Purchaser further represents, warrants and covenants that (a) it is not related to, nor a party in interest (within the meaning of Section 3(14) of ERISA) with the following entities: AT&T Inc., SBC Master Pension Trust, BlackRock, Inc., or PNC Bank.

11.2.8  PATRIOT Act.

   (1)         Purchaser is in compliance with the requirements of the Orders. Further, Purchaser covenants and agrees to make its policies, procedures and practices regarding compliance with the Orders, if any, available to Seller for its review and inspection during normal business hours and upon reasonable prior notice.

   (2)         Neither Purchaser nor any beneficial owner of Purchaser:

   (a)         is listed on the Lists;

   (b)         is a person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or

   (c)         is owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

Notwithstanding anything contained herein to the contrary, for the purposes of this provision, the phrase “any beneficial owner of Purchaser” shall not include (x) any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a United States national stock exchange, or (y) any limited partner, unit holder or shareholder owning an interest of five percent (5%) or less in Purchaser or in the holder of any direct or indirect interest in Purchaser.

11.2.9  PATRIOT Act Notice.   Purchaser hereby covenants and agrees that if Purchaser obtains knowledge that Purchaser or any of its beneficial owners becomes listed on the Lists or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Purchaser shall immediately notify Seller in writing, and in such event, Seller shall have the right to terminate this Agreement without penalty or liability to Purchaser immediately upon delivery of written notice thereof to Purchaser.

11.3       No Other Warranties and Representations. Except as specifically set forth in this ARTICLE XI, neither Seller nor Advisor has made, makes or has authorized anyone to make, any warranty or representation as to the Leases, the Service Contracts, any written materials delivered to Purchaser, the persons preparing such materials, the truth, accuracy or completeness of such materials, the present or future physical condition, development potential, zoning, building or land use law or compliance therewith, the operation, income generated by, or any other matter or thing affecting or relating to the Property or any matter or thing pertaining to this Agreement. Purchaser expressly acknowledges that no such warranty or representation has been made and that Purchaser is not relying on any warranty or representation whatsoever other than as is expressly set forth in this ARTICLE XI. Purchaser shall accept the Property “as is” and in its condition on the date of Closing subject only to the express provisions of this Agreement and hereby acknowledges and agrees that EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT, FUTURE OR OTHERWISE, OF, AS TO, CONCERNING OR WITH RESPECT TO, THE PROPERTY.

11.3.1   No Environmental Representations.   Seller makes no representations or warranties as to whether the Property contains asbestos, radon or any hazardous materials or harmful or toxic substances, or pertaining to the extent, location or nature of same, if any. Further, to the extent that Seller has provided to Purchaser information from any inspection, engineering or environmental reports concerning asbestos, radon or any hazardous materials or harmful or toxic substances, Seller makes no representations or warranties with respect to the accuracy or completeness, methodology of preparation or otherwise concerning the contents of such reports.

11.3.2   Release of Claims.   Subject to the express provisions of this Agreement, Purchaser acknowledges and agrees that Seller makes no representation or warranty as to, and Purchaser hereby waives and releases Seller from any present or future claims, at law or in equity, whether known or unknown, foreseeable or otherwise, arising from or relating to, the Property including without limitation the presence or alleged presence of asbestos, radon or any hazardous materials or harmful or toxic substances in, on, under or about the Property, including without limitation any claims under or on account of (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as the same may have been or may be amended from time to time, and similar state statutes, and any regulations promulgated thereunder, (ii) any other federal, state or local law, ordinance, rule or regulation, now or hereafter in effect, that deals with or otherwise in any manner relates to, environmental matters of any kind, (iii) this Agreement, or (iv) the common law. Purchaser hereby specifically acknowledges that Purchaser has carefully reviewed this Section 11.3.2 and has discussed its import with legal counsel and that the provisions of this Section 11.3.2 are a material part of this Agreement.

11.3.3   AS-IS.   Seller makes and shall make to Purchaser no warranty regarding the title to the Property except as to any warranties which will be specifically contained in the instruments to be delivered by Seller at Closing in accordance with this Agreement. Except as specifically set forth in this Agreement, Seller makes and shall make no representation or warranty either expressed or implied (except as specifically set forth in this Agreement) regarding the condition, operability, safety, fitness for intended purpose, use, governmental requirements, development potential, utility availability, legal access, impact fees, concurrency, economic feasibility or any other matters whatsoever with respect to the Property. Purchaser specifically acknowledges and agrees that Seller shall sell and Purchaser shall purchase the Property on an “AS IS, WHERE IS, AND WITH ALL FAULTS” basis and that, except for Seller’s representations and warranties specifically set forth in this Agreement, Purchaser is not relying on any representations or warranties of any kind whatsoever, express or implied, from Seller, its agents, officers, or employees, as to any matters concerning the Property including, without limitation, any matters relating to (1) the quality, nature, adequacy, or physical condition of the Property, (2) the quality, nature, adequacy, or physical conditions of soils, fill, geology or any groundwater, (3) the existence, quality, nature, adequacy or physical condition of utilities serving the Property, (4) the development potential, income potential, or expenses of the Property, (5) the Property’s value, use, habitability or merchantability, (6) the fitness, suitability, or adequacy of the Property for any particular use or purpose, (7) the zoning or other legal status of the Property or any other public or private restrictions on the use of the Property, (8) the compliance of the Property or its operation with any applicable codes, laws, rules, regulations, statutes, ordinances, covenants, judgments, orders, directives, decisions, guidelines, conditions, permits, or restrictions of any governmental or quasi-governmental entity or any other person or entity, including, without limitation, environmental person or entity, including without limitation, environmental laws, (9) the existence or validity of any permit(s) and/or governmental approvals or authorizations relating to the Property and/or operation of the Property, (10) the presence of Hazardous Materials or any other hazardous or toxic matter on, under, or about the Property or adjoining or neighboring property, (11) the freedom of the Property from latent or apparent vices or defects, (12) environmental matters of any kind or nature whatsoever relating to the Property, (13) any development order or agreement, or (14) any other matter or matters of any or kind whatsoever relating to the Property. PURCHASER ACKNOWLEDGES THAT THIS TRANSACTION AND THE ASSIGNMENTS, CONVEYANCES AND TRANSFERS OF PROPERTY BY SELLER TO PURCHASER IS IN ITS “AS-IS, WHERE IS” CONDITION WITHOUT REPRESENTATION OR WARRANTY, ORAL OR WRITTEN, EXPRESS OR IMPLIED EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT. PURCHASER ACKNOWLEDGES THAT IT IS A SOPHISTICATED PURCHASER, INVESTOR AND OWNER OF REAL ESTATE ASSETS AND PURCHASER HAS HAD AN OPPORTUNITY TO FULLY INVESTIGATE THE PROPERTY, THE CONDITION OF THE PROPERTY AND THE OBLIGATIONS OF SELLER WITH RESPECT TO THE PROPERTY. PURCHASER ACCEPTS THE PROPERTY IN ITS “AS-IS, WHERE IS” CONDITION AND WAIVES AND RELEASES ANY CLAIMS THAT IT HAS OR MAY HAVE IN THE FUTURE AGAINST THE SELLER WITH RESPECT TO THE PROPERTY PROVIDED, HOWEVER, SUCH WAIVER AND RELEASE DOES NOT APPLY TO (A) CLAIMS BY PURCHASER FOR FRAUD, (B) CLAIMS BY PURCHASER FOR BREACH OF SELLER’S REPRESENTATIONS AND WARRANTIES PROVIDED IN THIS AGREEMENT, OR (C) CLAIMS UNDER SECTION 7.1 OF THIS AGREEMENT.

11.3.4 No Representations Regarding Documents.   Purchaser acknowledges and agrees that any information which was or is provided to Purchaser by Seller or its agents or contractors is provided solely as an accommodation to Purchaser and may contain errors or omissions and may be incomplete. Purchaser understands that Purchaser has no right to rely upon any such information and recognizes that Purchaser must determine all facts and circumstances with respect to the Property through its own investigations and with the advice of Purchaser’s own agents and consultants during the Investigation Period. Purchaser, in entering into this Agreement and in completing the purchase of the Property, is relying solely and entirely on its own investigation of the Property and based on its extensive experience as a real estate owner and investor. Purchaser will have an opportunity to inspect the Property and documents relating to the Property. Purchaser hereby releases Seller and their agents from any claims Purchaser might otherwise have based upon any errors or omissions in such materials, unless due to Sellers’ willful act or omission, except as to matters specifically represented or warranted in this Agreement.

11.4       Purchaser shall have no rights or claims whatsoever against Seller for damages, rescission of the sale, or reduction or return of the Purchase Price because of any matter not specifically represented or warranted to Purchaser in this Agreement by Sellers, and all such rights and claims are hereby expressly waived by Purchaser.

11.5       The provisions of Sections 11.1, 11.2 and 11.3 shall survive Closing.

ARTICLE XII

CASUALTY AND CONDEMNATION

Promptly upon learning thereof, Seller shall give Purchaser written notice of any condemnation, damage or destruction of the Property or any portions of the Property occurring prior to the Closing. If prior to the Closing all or a material portion of the Property is condemned, damaged or destroyed by an insured casualty, or if any judicial or administrative proceeding with respect to any taking of all or a material portion of the Property by eminent domain or condemnation is commenced or threatened, Purchaser shall have the option of either (i) applying the proceeds of any condemnation award or payment under any insurance policies (other than business interruption or rental loss insurance applicable to the period prior to the Final Closing Date) toward the payment of the Purchase Price to the extent such condemnation awards or insurance payments have been received by Seller, receiving from Seller an amount equal to any applicable deductible under any such insurance policy and receiving an assignment from Seller of Seller’s right, title and interest in any such awards or payments not theretofore received by Seller, or (ii) terminating this Agreement by delivering written notice of such termination to Seller and Escrow Agent within ten (10) days after Purchaser has received written notice from Seller of such material condemnation, damage or destruction. If, prior to the Closing, a portion of the Property is condemned, damaged or destroyed and such portion is not a material portion of the Property, the proceeds of any condemnation award or payment and any applicable deductible under any insurance policies shall be applied toward the payment of the Purchase Price to the extent such condemnation awards or insurance payments have been received by Seller and Seller shall assign to Purchaser all of Seller’s right, title and interest in any unpaid awards or payments. For purposes of this ARTICLE XII, the term “material portion”

shall mean (A) greater than five percent (5%) of the improvements on the Property or an absence of reasonable access to the Property or (B) damage reasonably exceeding $579,000.00 to repair. If the damage or destruction arises out of an uninsured risk, Seller shall elect, by written notice within ten (10) days of the occurrence of such damage or destruction either to terminate this Agreement or to close the transaction contemplated hereby with a reduction of the Purchase Price equal to the costs of repairing the Property, as reasonably estimated by general contractor or engineer engaged by Seller and reasonably acceptable to Purchaser.

ARTICLE XIII

CONDUCT PRIOR TO CLOSING

13.1       Conduct.     From and after the Effective Date, Seller shall operate the Property substantially in the same manner as it did before the Effective Date.

13.2       Actions Prohibited.     Seller shall not, without the prior written approval of Purchaser, which approval will not be unreasonably withheld or delayed:

      13.2.1   make any material alterations or additions to the Property except as (a) in the ordinary course of operating the Property, (b) required for maintenance and repair, (c) required by any of the Leases or the Service Contracts or (d) required by this Agreement;

      13.2.2   sell, transfer, encumber or change the status of title of all or any portion of the Property;

      13.2.3   change or attempt to change, directly or indirectly, the current zoning of the Real Property in a manner materially adverse to it;

      13.2.4   cancel, amend or modify, in a manner materially adverse to the Property, any certificate, approval, license or permit held by Seller with respect to the Property or any part thereof which would be binding upon Purchaser after the Closing;

      13.2.5   commence or pursue any tax abatement proceedings with respect to the Property; or

      13.2.6   remove any items of Personal Property.

13.3       Modification of Existing Leases and Contracts.     Prior to the expiration of the Investigation Period, Seller may cancel, amend and modify any of the Leases and any of the Service Contracts, provided notice thereof is given to Purchaser within five (5) Business Days after such action and in any event at least two (2) Business days prior to the expiration of the Investigation Period and further provided that such cancellation, amendment or modification is on generally prevailing market terms and conditions. After the expiration of the Investigation Period, Seller may not cancel, amend, or modify (a) any Service Contracts that Purchaser has elected to continue pursuant to the provisions of the immediately following paragraph, in a manner binding upon Purchaser after the Closing without Purchaser’s consent, which consent shall not be unreasonably withheld or delayed, unless such action is required by any of such Service Contracts, or (b) any Residential Leases, in a manner binding upon Purchaser after the

Closing, unless such action (i) is in the ordinary course of operating the Property, is on generally prevailing market terms and conditions, and Seller gives Purchaser notice thereof within five (5) Business Days after such action or (ii) is required by any of the Leases and Seller has given Purchaser notice at least three (3) Business Days prior to taking such action. After the expiration of the Investigation Period, Seller shall not modify, amend or cancel the Commercial Lease without Purchaser’s prior written consent unless such action is required by the Commercial Lease.

Seller shall terminate at Closing all contracts and agreements (including, without limitation, the Service Contracts) relating to the management, brokerage, leasing, maintenance services or operation of the Property unless Purchaser elects to continue the same by written notice to Seller given prior to the expiration of the Investigation Period. Notwithstanding the foregoing to the contrary, the parties agree that Seller shall not be required to terminate any existing agreement unless and until Purchaser pays any termination fees or penalties assessed against Seller in connection with such termination if any.

13.4         New Leases and Contracts.     Prior to the expiration of the Investigation Period, Seller may enter into any new residential lease or service contract affecting the Property, or any part thereof, provided notice is given to Purchaser within five (5) Business Days after such action and in any event at least two (2) Business Days prior to the expiration of the Investigation Period (any such leases or contracts shall be considered a Lease or Service Contract, as applicable). After the expiration of the Investigation Period, Seller may not enter into any new lease or service contract without Purchaser’s consent, which consent will not be unreasonably withheld or delayed and which consent shall not be required for any residential leases for a term (with renewals) of one (1) year or less so long as such leases are executed and delivered on Seller’s then standard lease form at then market rates without concessions in the ordinary course of Seller’s business. Notwithstanding the preceding sentence, after the expiration of the Investigation Period, Seller may enter into any new contracts without Purchaser’s consent if doing so is in the ordinary course of operating the Property and the contract (i) will not be binding on Purchaser or (ii) is on prevailing market rate terms and conditions and is cancelable on thirty (30) days or less notice without penalty or premium.

If Seller shall request Purchaser’s approval to any of the foregoing matters, Purchaser shall have five (5) Business Days from its receipt of such request to give Seller notice of its approval or disapproval of such matter. If Purchaser does not give such notice, such matter shall be deemed approved by Purchaser.

13.5        Confidentiality.    Seller and Purchaser shall, prior to the Closing, maintain the confidentiality of the terms of this sale and purchase and shall not, except as required by law or governmental regulation applicable to Seller or Purchaser, disclose the terms of this Agreement or of such sale and purchase to any third parties whomsoever other than investors or prospective investors in Seller or Purchaser or the principals of Seller’s Broker, Purchaser’s Broker, Escrow Agent, the Title Company and such other persons whose assistance is required in carrying out the terms of this Agreement; notwithstanding the foregoing, Purchaser shall not, except as may be required by law or governmental regulation and after written notice to Seller, disclose to investors or prospective investors the name of Seller, Advisor or any of their affiliates without the prior written consent of Seller, which consent may be withheld in Seller’s sole and absolute discretion. Prior to the Closing, Purchaser shall not at any time issue a press release or otherwise communicate with media representatives regarding this sale and purchase unless such release or communication has received the prior written approval of Seller. Purchaser agrees that all documents and information regarding the Property of whatsoever nature made available to it by Seller or Seller’s agents and the results of all tests and studies of the Property (collectively, the “Proprietary Information”) are confidential and Purchaser shall not disclose any Proprietary Information to any other person except those assisting it with the analysis of the Property, and only after notifying such persons of these confidentiality restrictions. Notwithstanding the foregoing, Purchaser may disclose Proprietary Information (i) to its directors, officers, legal counsel, accountants, consultants, employees, agents, shareholders, partners, members, prospective investors, clients, investment advisors, prospective lenders and lenders and only after notifying such persons of the confidential nature of such information and the confidentiality provisions and restrictions in this Agreement, (ii) to the extent required by law, rule, regulation, subpoena or court order after written notice to Seller and providing Seller with the reasonable opportunity to review the information sought to be disclosed, (iii) to any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of, any securities dealers and/or broker dealers evaluating Purchaser or its permitted assignees and only after notifying such persons of the confidential nature of such information and the confidentiality provisions and restrictions in this Agreement, (iv) to the extent required in connection with any filings (including any amendment or supplement to any Form S-11 Registration Filing) with governmental agencies (including the SEC) by any REIT holding an interest (direct or indirect) in Purchaser or in any permitted assignee of Purchaser after written notice to Seller and a copy of such filing is provided to Seller, and (vi) to any broker/dealers in the REIT’s broker/dealer network and any of the REIT’s investors and only after notifying such persons of the confidential nature of such information and the confidentiality provisions and restrictions in this Agreement. This Section 13.5 shall survive the termination of this Agreement but not the Closing. In addition to the foregoing, if the Closing occurs, each Purchaser and Seller agree that after the Final Closing Date, neither Purchaser nor Seller will issue any press release or other communication to the public about this transaction which names the other party to the transaction or Advisor without the other party’s prior written consent.

13.6        Right to Cure.    If any title defect or other matter which would entitle Purchaser to terminate this Agreement shall first arise after Purchaser notified Seller of its Title Objections pursuant to Section 5.3.1 and prior to the Closing or if Seller shall have breached any representation or warranty under this Agreement, Seller may elect, by written notice to Purchaser, to cure such title defect or other matter by causing it to be removed, insured over or bonded to cure such breach and Seller may adjourn the Closing for up to thirty (30) days to do so. Nothing contained in this Section 13.6 shall require Seller to cure any such title defect or other matter or to initiate litigation or incur any liability or expense to do so.

ARTICLE XIV

NOTICES

All notices, demands or other communications given, required or permitted under this Agreement shall be in writing and shall be (as elected by the person giving such notice) (a) hand-delivered by messenger, (b) sent by nationally recognized overnight courier service, (c) sent by facsimile or e-mail with a copy by mail, or (d) mailed by certified mail (postage prepaid), return receipt requested, and addressed to each party at their respective addresses set forth below or to such other addresses as any party may designate by notice complying with the terms of this ARTICLE XIV.

If to Purchaser, to:

KBS-Legacy Apartment Community REIT Venture, LLC

c/o Legacy Partners Residential, Inc.

7525 SE 24th Street, Suite 180

Mercer Island, WA 98040

Attention:   Kerry Nicholson

Telephone:  (206) 275-4060

Facsimile:  (206) 275-4059

E-mail:  knicholson@legacypartners.com

with a copy to:

Schultz & Wright, LLP

545 Middlefield Road, #160

Menlo Park, CA 94025

Attention:  Anne Wright, Esq.

Telephone:  (650) 462-0900

Facsimile:  (650) 462-0998

E-mail:  wright@swllp.com

If to Seller, to:

c/o BlackRock Realty Advisors, Inc.

40 East 52nd Street, 8th Floor

New York, NY 10022

Attention:  Mario Mirabelli

Telephone:  (212) 810-3948

Facsimile:  (646) 521-4990

E-mail:  mario.mirabelli@blackrock.com

and

c/o BlackRock Realty Advisors, Inc.

400 Howard Street, 2nd Floor

San Francisco, CA 94105

Attention:  Robert J. Weiss, Esq.

Telephone:  (415) 670-6206

Facsimile:  (415) 618-1858

E-mail:  robert.weiss@blackrock.com

with a copy to:

Berger Singerman

350 East Las Olas Boulevard

10th Floor

Fort Lauderdale, FL 33301

Attention:  Jeffrey R. Margolis, Esq.

Telephone:  (954) 712-5176

Facsimile:  (954) 523-2872

E-mail:  jmargolis@bergersingerman.com

If to Escrow Agent, to:

Stewart Title Guaranty Company

1420 5th Avenue, Suite 500

Seattle, WA 98101

Attention:  Kim Azure

Telephone:  (206) 770-8876

Facsimile:  (866) 621-7237

E-mail:  kim.azure@stewart.com

Each such notice, request, or other communication shall be considered given and shall be deemed delivered (a) on the date delivered if by personal delivery or courier service; (b) on the date of transmission with confirmed transmission report if by facsimile or e-mail if transmitted before 5:00 p.m. on a Business Day, and on the next Business Day if transmitted after 5:00 p.m. or on a non-Business Day with a copy of such notice also sent by the methods described in (a) or (c); or (c) on the date on which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed. Rejection, refusal to accept, or inability to deliver of which no notice was given shall be deemed to be a receipt of such notice, request, or other communication. The respective attorneys for Seller and Purchaser are hereby authorized to give any notice pursuant to this Agreement on behalf of their respective clients. Copies of applicable notices shall be given to Escrow Agent and Title Company.

ARTICLE XV

TRANSFER OF POSSESSION

15.1         Transfer of Possession.    Possession of the Property shall be transferred to Purchaser at the time of Closing subject only to the Permitted Encumbrances.

15.2        Delivery of Documents at Closing.    At the time of Closing, Seller shall deliver to Purchaser originals or copies of any additional documents, instruments or records in the possession of Seller or its agents which are necessary for the ownership and operation of the Property.

15.3        Delivery of Post-Closing Records.    Seller agrees, at no cost to Seller, to deliver the following to Purchaser within forty-five (45) days after Closing in connection with

Purchaser’s 3-14 Audit to the extent not previously provided to Purchaser: i) detailed income statement for the Property for 2012 from January 1, 2012 through December 31, 2012 and for 2013 from January 1, 2013 through the Final Closing Date, ii) trial balance for 2012 from January 1, 2012 through December 31, 2012 and for 2013 from January 1, 2013 through the Final Closing Date, and iii) general ledger for 2012 from January 1, 2012 through December 31, 2012 and for 2013 from January 1, 2013 through the Final Closing Date. The provisions of this Section 15.3 shall survive the Closing and not be merged therein.

ARTICLE XVI

GENERAL PROVISIONS

16.1        Captions.    Captions and headings in this Agreement are inserted for convenience of reference only and do not define, describe or limit the scope or the intent of this Agreement or any of the terms hereof.

16.2        Exhibits.    All exhibits referred to in this Agreement and attached to this Agreement are incorporated into this Agreement as fully as though set forth herein.

16.3        Entire Agreement.     This Agreement constitutes the complete understanding and entire agreement between the parties relating to the transaction contemplated hereby and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein. There are no other agreements, representations or warranties other than as set forth in this Agreement. No agreement or representation, unless set forth in this Agreement, shall bind any of the parties hereto.

16.4        Modification.    No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by all parties.

16.5         Attorneys’ Fees.    Should any party hereto employ an attorney for the purpose of enforcing or construing this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other party or parties thereto reimbursement for all reasonable attorneys’ fees and all costs, whether incurred at the trial or appellate level, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees and the cost of any bonds, whether taxable or not, and such reimbursement shall be included in any judgment, decree or final order issued in that proceeding. The “prevailing party” means the party in whose favor a judgment, decree, or final order is rendered. This provision shall survive Closing, termination or cancellation of this Agreement.

16.6         Governing Law.    This Agreement shall be construed and enforced in accordance with the laws of the State in which the Property is located.

16.7        Time of Essence.    Time is of the essence in the performance of each of the obligations contained in this Agreement and to all dates and time periods set forth in this Agreement.

16.8        Survival of Warranties.    Only those warranties and representations contained in Sections 11.1 and 11.2 and the provisions of Section 11.3 shall survive the Closing, the delivery of the Deed and the payment of the Purchase Price, provided that (i) such representations and warranties (but not such provisions) shall cease and terminate six (6) months after the date of Closing, except in respect of any representation or warranty as to which Purchaser or Seller, as the case may be, shall have commenced, on or before such six (6) month anniversary, a legal proceeding based on the breach thereof as of the date of Closing, and then only for so long as such proceeding shall continue and limited to the breach therein claimed, (ii) Seller shall have no liability to Purchaser with respect thereto unless and until the damages suffered by Purchaser as a result thereof shall equal or exceed $25,000.00 in the aggregate, and (iii) the maximum total liability for which Seller shall be responsible with respect to all representations and warranties shall not exceed the Maximum Liability Cap in the aggregate. Unless otherwise expressly herein stated to survive, all other representations, covenants, indemnities, conditions and agreements contained herein shall merge into and be superseded by the various documents executed and delivered at Closing and shall not survive the Closing. Seller shall have no liability to Purchaser after Closing for any matter disclosed by Seller or learned by Purchaser prior to Closing.

16.9        Assignment by Purchaser.    Purchaser may not assign its rights under this Agreement except to an affiliate of Purchaser which is (i) any entity which controls, is controlled by or is under common management control with Purchaser and/or (ii) an entity that is a REIT (or that is wholly owned directly or indirectly by a REIT) for which Purchaser or an affiliate of Purchaser acts as the investment advisor and/or co-sponsor and/or is a member of the sub-advisor for such REIT, without Seller’s prior consent, provided, (a) Purchaser delivers to Seller written notice of its intention to do so at least five (5) Business Days prior to Closing, which notice shall include the legal name and structure of the assignee, as well as any other information that Seller may reasonably request, (b) Purchaser and the proposed assignee shall execute an assignment and assumption of this Agreement in form and substance reasonably satisfactory to Seller, and (c) in no event shall any assignment of this Agreement release or discharge Purchaser from any liability or obligation hereunder. Notwithstanding the foregoing, under no circumstances shall Purchaser have the right to assign this Agreement to any person or entity controlled by an employee benefit plan or to an employee benefit plan if Seller’s sale of the Property to such person or entity or plan would create or otherwise cause a “prohibited transaction” under or in violation of ERISA. If Purchaser assigns this Agreement or causes or permits the transfer of any direct or indirect ownership interest in Purchaser in violation of this Agreement, or if any assignment or transfer of this Agreement or any interest in Purchaser would make the consummation of the transaction hereunder a “prohibited transaction” under ERISA and necessitate the termination of this Agreement then, notwithstanding any contrary provision which may be contained herein, Seller shall have the right to terminate this Agreement and retain the Deposit.

16.10    Severability.    If any term, covenant, condition, provision or agreement contained in this Agreement is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, such term, covenant, condition, provision or agreement shall be given its nearest legal meaning or be stricken from and construed for all purposes not to constitute a part of this Agreement. The fact that such term, covenant, condition, provision or agreement is invalid, void or otherwise unenforceable shall in no way affect the validity or enforceability of any other term, covenant, condition, provision or agreement contained in this Agreement, and the remainder of this Agreement shall remain in full force and effect and shall, for all purposes, constitute the entire agreement.

16.11    Successors and Assigns.    All terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective legal representatives, successors and assigns (subject to Section 16.9).

16.12    Interpretation.    Seller and Purchaser acknowledge that they have had the benefit of independent counsel with regard to this Agreement and that this Agreement has been prepared as a result of the joint efforts of all parties and their respective counsel and, accordingly, all parties agree that the provisions of this Agreement shall not be construed or interpreted for or against any party hereto based on authorship. Seller and Purchaser acknowledge each to the other that both they and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

16.13    Counterparts.    This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original and a complete set of which taken together shall constitute one and the same agreement. The parties agree and intend that a signature delivered by facsimile machine or electronic transmission (e-mail) shall bind the party so signing with the same effect as though the signature was an original.

16.14    Recordation.    Neither this Agreement nor any memorandum of this Agreement may be recorded in any public records and any attempt to do so shall be of no effect whatsoever.

16.15    Limitation on Liability.    In any action brought to enforce the obligations of Seller under this Agreement other than pursuant to Article VII, or any other document delivered in connection herewith, the judgment or decree shall be subject to the provisions of Section 16.8 and shall, otherwise in any event, be enforceable against Seller only up to an amount not to exceed Five Hundred Seventy Four Thousand Five Hundred and No/100 Dollars ($574,500.00) (“Maximum Liability Cap”). In connection with this Agreement, Advisor is acting as the investment adviser to Seller and shall not have any individual liability hereunder. No shareholder, officer, employee or agent of or consultant to Advisor or of or to Seller shall be held to any personal liability hereunder, and no resort shall be had to their property or assets, or the property or assets of Advisor or of Seller for the satisfaction of any claims hereunder or in connection with the affairs of Advisor or of Seller. Furthermore, Seller’s liability under this Agreement is explicitly limited to Seller’s interest in the Property, including any proceeds thereof. Purchaser shall have no recourse against any other property or assets of Seller, any assets of the Advisor, or to any of the past, present or future, direct or indirect, shareholders, partners, members, managers, principals, directors, officers, agents, incorporators, affiliates or representatives of Seller or the Advisor (collectively, “Seller Parties”) or of any of the assets or property of any of the foregoing for the payment or collection of any amount, judgment, judicial process, arbitral award, fee or cost or for any other obligation or claim arising out of or based upon this Agreement and requiring the payment of money by Seller. Except as otherwise expressly set forth in this Section 16.15, neither Seller nor any Seller Party shall be subject to levy, lien, execution, attachment or other enforcement procedure for the satisfaction of any of Purchaser’s rights or remedies under or with respect to this Agreement, at law, in equity or otherwise. Purchaser shall not seek enforcement of any judgment, award, right or remedy against any property or asset of Seller or any Seller Parties other than Seller’s interest in the Property or any proceeds thereof. The provisions of this Section 16.15 shall survive the termination of this Agreement.

16.16    Possession of Advisor.    As used in this Agreement, the “possession” or “receipt” of a document, notice or similar writing by Seller shall be deemed to be only the possession, receipt or notice of such document by Advisor.

16.17    Time Periods.    As used in this Agreement, “Business Day” shall be deemed to be any day other than a Saturday, Sunday or other legal holiday in the State of Minnesota. Except as otherwise specifically provided in this Agreement, time periods shall be determined based on calendar days, including Saturdays, Sundays and legal holidays. Whenever any time limit or date provided in this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the State where the Property is located, then the date is automatically extended to the next day which is not a Saturday or Sunday or legal holiday.

16.18    Waiver of Jury Trial.    PURCHASER AND SELLER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION OR JUDICIAL PROCEEDING BASED ON THIS AGREEMENT, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ANY ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THIS AGREEMENT OR THE PROPERTY (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO AND ACCEPT THIS AGREEMENT AND THE DOCUMENTS TO BE DELIVERED BY THEM AT CLOSING, AND SHALL SURVIVE THE CLOSING OR TERMINATION OF THIS AGREEMENT. Each party hereby authorizes and empowers the other to file this Section 16.18 and this Agreement with the clerk or judge of any court of competent jurisdiction as a written consent to waiver of jury trial.

16.19    Waiver. The failure of Purchaser or Seller to enforce any provisions of this Agreement shall not be construed to be a waiver of such or any other provision, nor in any way to affect the validity of all or any part of this Agreement, or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

16.20    Governing Law; Venue.    This Agreement shall be governed by Minnesota law. Venue for any legal proceeding shall be in Hennepin County, Minnesota.

16.21    Effective Date.    The effective date of this Agreement (the “Effective Date”) shall be the date upon which the last of Seller and Purchaser shall have signed this Agreement or initialed any changes thereto.

16.22    Waiver of Written Disclosures.    Purchaser and Seller agree to waive the written disclosures required under Minn. Stat. §§ 513.52 through 513.60.

16.23    Notice of Airport Zoning Regulations.    If airport zoning regulations affect the Property, a copy of these airport zoning regulations as adopted can be viewed or obtained at the office of the county recorder where the zoned area is located.

16.24    Notice Regarding Predatory Offender Information.    Information regarding the predatory offender registry and persons registered with the predatory offender registry under Minn. Stat. § 243.166, may be obtained by contacting the local law enforcement offices in the community where the Property is located, or the Minnesota Department of Corrections at (651) 642-0200, or from the Department of Corrections web site at www.corr.state.mn.us.

ARTICLE XVII

ESCROW AGENT DUTIES AND DISPUTES

17.1    Other Duties of Escrow Agent.    Escrow Agent shall not be bound in any way by any other agreement or contract between Seller and Purchaser, whether or not Escrow Agent has knowledge thereof. Escrow Agent’s only duties and responsibilities with respect to the Deposit shall be to hold the Deposit and other documents delivered to it as agent and to dispose of the Deposit and such documents in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, Escrow Agent shall have no responsibility to protect the Deposit and shall not be responsible for any failure to demand, collect or enforce any obligation with respect to the Deposit or for any diminution in value of the Deposit from any cause, other than Escrow Agent’s gross negligence or willful misconduct. Escrow Agent may, at the expense of Seller and Purchaser, consult with counsel and accountants in connection with its duties under this Agreement. Escrow Agent shall not be liable to the parties hereto for any act taken, suffered or permitted by it in good faith in accordance with the advice of counsel and accountants. Escrow Agent shall not be obligated to take any action hereunder that may, in its reasonable judgment, result in any liability to it unless Escrow Agent shall have been furnished with reasonable indemnity satisfactory in amount, form and substance to Escrow Agent.

17.2    Disputes.    Escrow Agent is acting as a stakeholder only with respect to the Deposit. If there is any dispute as to whether Escrow Agent is obligated to deliver the Deposit or as to whom the Deposit is to be delivered, Escrow Agent shall not make any delivery, but shall hold the Deposit until receipt by Escrow Agent of an authorization in writing, signed by all the parties having an interest in the dispute, directing the disposition of the Deposit, or, in the absence of authorization, Escrow Agent shall hold the Deposit until the final determination of the rights of the parties in an appropriate proceeding. Escrow Agent shall have no responsibility to determine the authenticity or validity of any notice, instruction, instrument, document or other item delivered to it, and it shall be fully protected in acting in accordance with any written notice, direction or instruction given to it under this Agreement and believed by it to be authentic. If written authorization is not given, or proceedings for a determination are not begun, within thirty (30) days after the date scheduled for the closing of title and diligently continued, Escrow Agent may, but is not required to, bring an appropriate action or proceeding for leave to deposit the Deposit with a court of the State of Minnesota pending a determination. Escrow Agent shall be reimbursed for all costs and expenses of any action or proceeding, including, without limitation, attorneys’ fees and disbursements incurred in its capacity as Escrow Agent, by the party determined not to be entitled to the Deposit. Upon making delivery of the Deposit in the manner provided in this Agreement, Escrow Agent shall have no further liability hereunder. In no event shall Escrow Agent be under any duty to institute, defend or participate in any proceeding that may arise between Seller and Purchaser in connection with the Deposit.

17.3        Reports.    Escrow Agent shall be responsible for the timely filing of any reports or returns required pursuant to the provisions of Section 6045(e) of the Internal Revenue Code of 1986 (and any similar reports or returns required under any state or local laws) in connection with the closing of the transaction contemplated by this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first set forth above.

SELLER:

EDEN PRAIRIE WATERTOWER, LLC, a Delaware limited liability company

By: SBC Master Pension Trust, its Sole Member

By: BlackRock Realty Advisors, Inc., a Delaware corporation, its Investment Manager

By:	/s/ Mario Mirabelli
Name:	Mario Mirabelli
Title:	Director
Date:	11/29/12

PURCHASER:

KBS-LEGACY APARTMENT COMMUNITY REIT VENTURE, LLC, a Delaware limited liability company

By: Legacy Partners Residential Realty LLC, a Delaware limited liability company, its Managing Member

By:	/s/ Kerry L. Nicholson
Name:	Kerry L. Nicholson
Title:	Senior Vice President
Date:	11.29.12

CONSENT AND AGREEMENT OF ESCROW AGENT

The undersigned Escrow Agent hereby agrees to (i) accept the foregoing Agreement, (ii) be escrow agent under said Agreement, and (iii) be bound by said Agreement in the performance of its duties as escrow agent.

STEWART TITLE GUARANTY COMPANY

By:	/s/ John W. Jones
Name:	John W. Jones
Title:	Vice President

EXHIBIT A

Legal Description of Land

Parcel 1:

Lot 2, Block 1, Eden Prairie Marketcenter 2nd Addition, Hennepin County, Minnesota.

Registered Property Certificate of Title No. 1158835

Parcel 2:

All right, title and interest-in and to that certain easement created pursuant to that certain Easement Agreement dated October 13, 1993 and filed of record October 18, 1993 in the office of the Registrar of Titles of Hennepin County, Minnesota as Document No. 2432486, as amended by that certain Amendment to Easement Agreement filed of record on May 1, 2002 in the office of the Registrar of Titles of Hennepin County, Minnesota as Document No. 3538022, and further amended by that certain Assumption of Easement Obligations Agreement filed May 1, 2002 in the office of the Registrar of Titles of Hennepin County, Minnesota as Document No. 3538025, and further amended by that certain Second Amendment to Easement Agreement filed July 22, 2005 in the office of the Registrar of Titles of Hennepin County, Minnesota as Document No. 4139579.

Parcel 3:

All right, title and interest in and to that certain easement created pursuant to that certain Cross Easement Agreement dated October 13, 1993, and filed of record October 18, 1993 in the office of the Registrar of Titles of Hennepin County, Minnesota as Document No. 2432481.

EXHIBIT B

Personal Property

WATERTOWER APARTMENTS

PROPERTY INVENTORY

QUANTITY	DESCRIPTION

Leasing Office

1	Keytrak Monitor	S#70J033700265
1	Keytrak Hardrive	S#00013222201886
1	Keytrak Keyboard
1	Keytrak Drawer
1	Sony Audio/Video Recorder
1	Bogen Equalizer
1	Nuvico Video Taper
1	Coby Monitor
1	Super Circuits TV
1	Wooden Table
3	Green 4 Drawer File Cabinets
1	Paper Shredder
2	Wooden Office Desks
1	Green Office Chair
1	Dell Monitor	S#081849-11
1	Microsoft Keyboard
1	Compaq Mouse
1	MPC Hardrive	S#39877540001
1	Wooden L Shaped Desk
1	Green Office Chair
1	Dell Monitor
1	MPC Hardrive	S#35147920001
1	Cannon Copier	S#MPG78607
1	4 Shelf Bookcase
1	Plant

Assistant Managers Office

2	Wooden Desk
2	Wooden & Print Chairs
1	Green Office Chair
4	Pictures
1	Dell Monitor	S#CnoX318J7426195E2K35
1	Staples Mouse
1	HP Keyboard
1	MPC Hardrive	S#39877330001
1	Staples Adding Machine

Managers Office

2	Wooden Desks
2	Wooden Print Chairs
1	Black Office Chair
4	Pictures
1	Wooden 4 Shelf Bookcase
2	Plants
1	Dell Monitor
1	HP Keyboard
1	Microsoft Mouse
1	HP Color LaserJet Printer	M#3700N
1	MPC Hardrive	S#39457420001
1	HP Printer	S#CN886FV45H

Lobby

1	Green Couch
2	Patterned Chairs
1	Area Rug
2	Blue Chairs
1	Oval Wooden/Glass Table
1	Wooden Round Table
2	Pictures
2	Vases
1	Insignia Flat Screen TV
3	Plants

Coffee Room

1	Plant
1	Small Refrigerator

1st Conference Room

1	Wood Table
4	Blue/Green Chairs
1	Wood High Table
3	Pictures
1	Plant
3	Knickknacks

2nd Conference Room

6	Green Chairs
1	Large Wooden Table
1	Plant

Party Room

1	Wooden Entertainment Center
1	Flat Screen TV
Misc.	Books
1	Insignia Home Theatre System
1	Sony DVD Player
Misc.	Speakers
2	Blue Chairs
2	Purple Chairs
6	Printed Chairs
2	Round Tables
1	Green/Blue Couch
1	Square Wooden Table
2	Wooden Coffee Tables
2	White Lamps
9	High Top Chairs
2	Plants
2	High Top Table
2	Plants
1	Black & Decker Coffee Pot
1	GE Stainless Steel Refrigerator	M#GS5225GRB
S#DG256846
1	GE Stainless Steel Range	M#JBP69SOA255
S#DG2796170
1	GE Stainless Steel DW	M#GSD4260J00SS
S#ZF850835B
1	GE Stainless Steel Microwave	M#JE21605F01
S#ZF901162M
1	Pool Table & Balls
1	Pool Accessory Shelf, Rack Brush & Sticks
1	Dart Board
1	Shuffle Board Table
1	Dynex TV	S#DX37L130A11
8	Pictures
1	Knickknack

Business Center

2	Wooden “L” Shaped Desks
2	Green Office Chairs
1	Plant
3	Pictures
1	Brother Printer	S#U61944M9J255117
2	Dell Monitors
2	Dell Mouse & Keyboards
2	HP Hardrive (pieces missing)

Fitness Center
4	Wooden Chairs
1	Wooden Table
1	Life Fitness Curling Bench
1	Life Fitness Sit-Up Bench
1	Weight Rack With 19 Weights
1	Rubber Ball
1	Life Fitness Glute Machine
1	Life Fitness Lat/Row Machine
1	Life Fitness Leg Curl Machine
1	Life Fitness Multi Press
1	Life Fitness Leg Press
1	Life Fitness Ab Machine
1	Life Fitness Abdominal Machine
1	Life Fitness Cable Crossover
3	Life Fitness Elliptical
3	Life Fitness Treadmills
2	Life Fitness Cycles
1	Black Mat
3	Insignia Flat Screen TV’s

Spa

1	Lockinvar Heater
1	Triton Sand Filter
2	Pentair Pumps
1	Strantrol Chemical Feeder

Model #2212

Dining Room
1	Glass Round Table
4	Wicker Chairs
1	Wood Table
2	Place Settings
2	Plants
3	Knickknacks
4	Pictures

Kitchen
12	Knickknacks
2	Plants
1	Black GE Refrigerator
1	Black GE Microwave
1	Black GE Range
1	Black GE Dishwasher

Living Room
1	Wooden Entertainment Center
1	Insignia Flat Screen TV-no cables
Misc.	Books
6	Knickknacks
2	Lamps
1	Chair
1	Tan Couch With 2 Pillows
2	Wooden Square Tables
2	Window Treatments
1	Picture

Bedroom
1	Queen Size Bed, Comforter, Linens & Pillows
2	2 Drawer End Tables
2	Lamps
1	White Chair
1	Black Shelf
1	8 Drawer Dresser
2	Vases
1	Knickknack
1	Mirror
3	Books
1	Window Treatment

Bathroom
1	Plant
Misc.	Towels
2	Knickknacks
1	Shower Curtain

Building #2 Conference Room

2	Green Chairs
1	Big Wooden Table
1	Wooden Tall Table
2	Pictures
1	Plant

Building #2 1st Courtyard

1	Weber Grill
2	High Tables
8	High Back Chairs
4	Chairs
3	Lounge Chairs
5	Trash Receptacles

2	Small Tables
1	Hose & Reel

Building #2 2nd Courtyard

1	Weber Grill
2	High Tables
8	High Back Chairs
6	Trash Receptacles
8	Chairs
6	Small Tables
5	Lounge Chairs

Building #1 Front Courtyard

4	Chairs
1	Round Table
1	Double Chair
3	Flower Pots

Maintenance Shop

1	Power Grip	M#738765
1	Roberts Carpet Stretcher
2	Pool Test Kits
1	Flashlight
1	Speedex Key Machine	M#3217
1	Eureka Vacuum Cleaner
1	Vacuum Pump	S#0406
1	Recovery Machine	S#08-12027
1	Scooter Carpet Cleaner	M#081302

Unit Appliances (one (1) of each located within each residential unit)

228	Refrigerators
228	Microwaves
228	Stoves
228	Dishwashers
228	Washing Machines
228	Dryers

EXHIBIT C

Assignment and Assumption of Leases,

Contracts and Other Property Interests

For good and valuable consideration, the receipt of which is hereby acknowledged, EDEN PRAIRIE WATERTOWER, LLC, a Delaware limited liability company (“Assignor”) hereby irrevocably assigns, transfers and sets over to                     , a                      (“Assignee”) all of Assignor’s right, title and interest in and to (i) the lease agreements (the “Leases”) enumerated on Schedule A attached hereto and made a part hereof, together with tenant security deposits under the Leases, (ii) to the extent assignable, the contracts (the “Contracts”) enumerated in Schedule B attached hereto and made a part hereof, (iii) to the extent assignable, any governmental permits and approvals (the “Permits and Approvals”) related to the improvements (the “Improvements”) located on the land (the “Land”) being conveyed by Assignor to Assignee by Deed, dated the date hereof, and (iv) to the extent assignable, all contract rights (including, without limitation, all existing third-party warranties and guarantees, if any, from any contractor, manufacturer or other person on materials and equipment constituting a part of or used in the operation and maintenance of the Improvements and/or in connection with the construction or operation of the Improvements or the Land), licenses, permits, plans and specifications, surveys, soils reports, insurance proceeds by reason of damage to the Improvements, condemnation awards and all other rights, privileges or entitlements necessary to continue the use and operation of the Land and the Improvements.

Assignee hereby assumes all obligations in connection with the Leases, the Contracts and the Permits and Approvals, accruing or first becoming due and payable after the date hereof.

Assignor hereby reserves the right to collect and retain delinquent rentals as described on Schedule A.

Assignor hereby represents and warrants only that it has not previously assigned the Leases, the Contracts, the Permits and Approvals, contract rights and other rights assigned hereby. Assignor makes no other representation or warranty in connection with this Assignment and, except for the foregoing, this Assignment is made without recourse to Assignor except as may be expressly set forth in that certain Sale, Purchase and Escrow Agreement, dated November         , 2012, between Assignor, Assignee and Stewart Title Guaranty Company (the “Purchase Contract”).

All terms of this Assignment shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective legal representatives, successors and assigns.

No modification, waiver, amendment, discharge or change of this Assignment shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.

This Assignment shall be construed and enforced in accordance with the laws of the State of Minnesota.

In any action brought to enforce the obligations of Assignor under this Assignment, the judgment or decree shall be subject to Sections 16.8 and 16.15 of that Purchase Contract.

This Assignment may be executed in any number of counterparts, each of which so executed shall be deemed an original; such counterparts shall together constitute but one agreement.

IN WITNESS WHEREOF, Assignor and Assignee have each executed this Assignment of this      day of         , 20    .

ASSIGNOR:

EDEN PRAIRIE WATERTOWER, LLC, a
Delaware limited liability company

By: SBC Master Pension Trust, its Sole Member

By: BlackRock Realty Advisors, Inc., a
Delaware corporation, its Investment Manager

By:

Name:
Title:

ASSIGNEE:

By:

By:

Name:
Title:

SCHEDULE A

Leases

[TO BE ATTACHED PRIOR TO CLOSING]

SCHEDULE B

Contracts

[TO BE ATTACHED PRIOR TO CLOSING]

EXHIBIT D

Form of Bill of Sale

KNOW ALL MEN BY THESE PRESENTS, that EDEN PRAIRIE WATERTOWER, LLC, a Delaware limited liability company (“Seller”), for good and valuable consideration paid by                     , a                      (“Purchaser”), hereby sells to Purchaser, its successors and assigns, all of Seller’s right, title and interest in and to the following:

1)        All improvements and fixtures presently located on the improved real property located in the City of Eden Prairie, Minnesota commonly known as the Watertower Apartments and more particularly described on Exhibit “A” attached hereto (including all appurtenances thereto, the “Real Property”), including, without limitation, all apparatus, equipment and appliances used in connection with the operation or occupancy of the residential units, approximately 10065 square feet of commercial space and related amenities, all other buildings and structures presently located on the Real Property, such as heating and air conditioning and mechanical systems and facilities used to provide any utility or fire safety services, parking services, refrigeration, ventilation, trash disposal, recreation or other services thereto, (collectively, the “Improvements”);

2)        All furniture, furnishing, equipment, machinery, tools, parts, recreational equipment, carpeting, window treatments, stationery and other office supplies and all other personal property owned by Seller and located on or used in connection with Seller’s business operations on the Real Property, including, but not limited to the personal property more particularly described on Exhibit “B” attached hereto (collectively, the “Personal Property”); and

3)        To the extent such are assignable and if any, at no additional cost or expense to Seller, all of Seller’s rights, title and interest in and to all utility contracts, licenses, permits and approvals (governmental or otherwise), certificates of occupancy and trade names, intellectual property rights in the software and content (including without limitation the text, graphics, artwork photographs, floor plans and virtual tours but expressly excluding any content identifying Seller or its affiliates and logos associated therewith) of the website currently located at www. watertowerapts.com, all warranties, guaranties and any other contract rights, including without limitation, all warranties and guaranties (whether express or implied) from contractors, architects, engineers, design professionals, manufacturers, material and labor suppliers and any other parties involved in the design or construction of the Real Property or the Improvements, and all surveys, blue prints, drawings, plans and specifications and other documentation for or in connection with or primarily related to the Real Property or the Improvements (collectively, the “Intangible Property”). Seller expressly makes no representation or warranty with respect to any right, title or interest it may have regarding the right to use the name of the Real Property (including “Watertower”) and associated trademarks, trade names, logos, trade colors, and service marks. The Improvements, the Personal Property and the Intangible Property are collectively referred to herein as the “Assets”.

TO HAVE AND TO HOLD the same unto Purchaser, its successors and assigns to and for its own use and behalf forever.

Purchaser agrees to pay all sales taxes payable by reason of the transfer to Purchaser of said Assets.

This Bill of Sale shall be without representation or warranty by, and without recourse to, Seller except as may be expressly set forth in that certain Sale, Purchase and Escrow Agreement dated November     , 2012 by and among Seller, Purchaser and Stewart Title Guaranty Company.

This Bill of Sale may be executed in any number of counterparts, each of which so executed shall be deemed an original; such counterparts shall together constitute but one agreement.

IN WITNESS WHEREOF, Seller and Purchaser have caused these presents to be signed by their duly authorized officers as of this              day of              , 20     .

SELLER	PURCHASER

EDEN PRAIRIE WATERTOWER, LLC, a
Delaware limited liability company

By: SBC Master Pension Trust, its Sole	By:

Member

By: BlackRock Realty Advisors, Inc., a Delaware corporation, its Investment Manager

By:	By:

Name:	Name:

Title:	Title:

SCHEDULE A

Real Property

Parcel 1:

Lot 2, Block 1, Eden Prairie Marketcenter 2nd Addition, Hennepin County, Minnesota.

Registered Property Certificate of Title No. 1158835

Parcel 2:

All right, title and interest-in and to that certain easement created pursuant to that certain Easement Agreement dated October 13, 1993 and filed of record October 18, 1993 in the office of the Registrar of Titles of Hennepin County, Minnesota as Document No. 2432486, as amended by that certain Amendment to Easement Agreement filed of record on May 1, 2002 in the office of the Registrar of Titles of Hennepin County, Minnesota as Document No. 3538022, and further amended by that certain Assumption of Easement Obligations Agreement filed May 1, 2002 in the office of the Registrar of Titles of Hennepin County, Minnesota as Document No. 3538025, and further amended by that certain Second Amendment to Easement Agreement filed July 22, 2005 in the office of the Registrar of Titles of Hennepin County, Minnesota as Document No. 4139579.

Parcel 3:

All right, title and interest in and to that certain easement created pursuant to that certain Cross Easement Agreement dated October 13, 1993, and filed of record October 18, 1993 in the office of the Registrar of Titles of Hennepin County, Minnesota as Document No. 2432481.

SCHEDULE B

Personal Property

[TO BE ATTACHED PRIOR TO CLOSING]

EXHIBIT E

Leases

E-1

EXHIBIT F

Service Contracts

WATERTOWER SERVICE CONTRACTS

Description	Vendor

Marketing-Online only	Apartment Guide	LPC contract / not assumable / ends with last day of mgmt / no termination fees
Marketing marketsurveytools.com	Spherexx	LPC contract / not assumable / ends with last day of mgmt / no termination fees
Marketing-Online referral fees	Rent.com	LPC contract / not assumable / requires 30 notice
Marketing- Online only	Apartments.com	LPC contract / not assumable / requires 30 notice
Marketing-Online only	Network Communication Inc.-apartmentfinder.com	Expired on 7/31/12, requires 30 day notice
Marketing-Online only	Network Communication Inc.-Community Sherpa.com	Expired on 8/31/13, requires 30 day notice
Marketing-Lead Tracking Solutions (Popcard)	Yardi-Lead Tracking Solutions	LPC contract / not assumable / ends with last day of mgmt / no termination fees
Marketing-Keurig Coffee and Office Cooler	Premium Water	Can cancel with a 30- day advance notice
Marketing-Online Video	Video Solutions Worx- Capture The Market	LPC contract / not assumable / requires 30 notice
Marketing-Office Scent	ScentAir	LPC contract / not assumable / requires 30 notice
Marketing-Through Lincolnapts.com	Watertowerapts.com	LPC contract / not assumable / ends with last day of mgmt / no termination fees
Administration-Lease Clicks	Blue Moon	LPC contract / not assumable / ends with last day of mgmt / no termination fees
Administration-Pricing Management	Rainmaker-LRO	LPC contract / not assumable / ends with last day of mgmt / no termination fees
Administration-Shop Reports	Ellis Property Management	LPC contract / not assumable / ends with last day of mgmt / no termination fees
Administration-Office/Maintenance Phones	Sprint/Nextel	(no written contract) current commitment thru 6/2013 :: break fee as of 10/31 is only $240 for all 3 lines
Administration-Office/After Hours Answering Service	Tel Assist	can cancel at any time with no advance notice
Administration-Office/On hold music	Audio Images	(no written contract) can cancel at any time with 30-day advance notice
Landscape	S&T Landscape Services	Snow Removal currently in effect
Snow Removal	S&T Landscape Services	Can cancel any time with a 30-day advance notice
Fire Alarm and Sprinkler Testing and Inspection	SimplexGrinnell LP	Can cancel with a 30- day advance notice
Fire Alarm Monitoring	SimplexGrinnell	Can cancel with a 30- day advance notice

F-1

WATERTOWER SERVICE CONTRACTS

Description	Vendor

Key Mgmt System	KeyTrak, Inc.	Can cancel with a 45- day advance notice, possible buy-out options
Phone/Internet	Integra Telecom	Would need to buy out of agreement
CenturyLink	Century Link-Internet for Business Center	(no written contract) current commitment $137.41/month thru 8/2014 :: flat $300 to terminate at any time
Pest Control	Accurate Pest Control, Inc.	Can cancel any time with a 30-day advance notice
Elevator Maint.	ThyssenKrupp Elevator Corporation	90-day notice required or will auto renew for 5 years
Collection services	Rent Recover, LLC	Can cancel any time with a 30-day advance notice
Copier lease agreement	Canon Financial Services, Inc.	Would need to buy out of agreement $6,535 and then own the machine, 15 months into a 60 month lease
Copier maintenance agreement	Canon Business Solutions, Inc.	Can cancel service with a 30-day notice
Waste services/Recycling	Allied Waste - Republic Services	60- day notice prior to contract end date, possible buy-out options
Security Alarm Monitoring	Integrated Fire & Security, Inc.	Can cancel with a 30- day advance notice
Fitness Equip Maint Agreement	Push Pedal Pull	Can cancel with a 30- day advance notice

F-2

EXHIBIT G

Form of Notice to Tenants

                    , 20

Re:	Watertower Apartments
Eden Prairie, Minnesota

Dear Tenant:

Please be advised that effective             , 20    , EDEN PRAIRIE WATERTOWER, LLC has sold the above-referenced property to                     , a                      (“Purchaser”. Purchaser has assumed all of the obligations of landlord under your lease of the property accruing after the date of this Letter. Your security deposit has been transferred to such entity and such entity is responsible after the date of this Letter for holding the same in accordance with the terms of your lease. You are hereby notified and directed that all future rental or other payments and notices and demands pursuant to or under all lease agreements, rental agreements or other payments should be sent to the following address:

Any questions regarding maintenance and management of the property should be addressed to:

Very truly yours,

EDEN PRAIRIE WATERTOWER, LLC, a
Delaware limited liability company

By:	SBC Master Pension Trust, its Sole Member

By:	BlackRock Realty Advisors, Inc., a Delaware
corporation, its Investment Manager

By:

Name:

Title:

G-1

EXHIBIT H

FIRPTA Affidavit

Transferor’s Certification of Non-Foreign Status

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”) provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. SBC Master Pension Trust (“Transferor”) is the ultimate owner of a disregarded entity, EDEN PRAIRIE WATERTOWER, LLC, a Delaware limited liability company (the “Company”), which is selling its fee simple title in and to that certain real property known as Watertower Apartments and located in Eden Prairie, Minnesota (the “Property’) to                     , a                      (“Transferee”). To inform Transferee that withholding of tax is not required upon the disposition of Transferor’s interest in the Property to Transferee, the undersigned hereby certifies the following on behalf of Transferor:

1.        Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

2.        Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii);

3.        Transferor’s U.S. employer identification number is                     ;and

4.        Transferor’s office address is c/o BlackRock Realty Advisors, Inc., 40 East 52nd Street, New York, New York 10022, Attention: Jeremy Litt, Esq.

Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Dated:              , 20

SBC MASTER PENSION TRUST

By:

Name:
Title:

II-1

EXHIBIT I

Form of Deed

[Space Above this Line for Recording Office Use Only]

LIMITED WARRANTY DEED

DEED TAX DUE:  $

Date:            , 20

FOR VALUABLE CONSIDERATION, EDEN PRAIRIE WATERTOWER, LLC, a limited liability company under the laws of Delaware, Grantor, hereby conveys and quit claims to                     , a                      under the laws of the State of                     , Grantee, real property in Hennepin County, Minnesota, described as follows: See attached Exhibit “A” together with all hereditaments and appurtenances. This deed conveys after-acquired title. Grantor warrants that Grantor has not done or suffered anything to encumber the property EXCEPT:                     .

Subject to the Permitted Encumbrances attached as Exhibit B.

Check box if applicable:

☒	The Grantor certifies that the Grantor does not know of any wells on the described real property.
☐	A well disclosure certificate accompanies this document.
☐

I am familiar with the property described in this instrument and I certify that the status and number of wells on the described real property have not changed since the last previously filed well disclosure certificate.

EDEN PRAIRIE WATERTOWER, LLC, a
Delaware limited liability company
Affix Deed Tax Stamp Here
By: SBC Master Pension Trust, its Sole
Member

By: BlackRock Realty Advisors, Inc., a
Delaware corporation, its Investment Manager

By:
Name:
Title:

STATE OF	)
) ss.
COUNTY OF	)

The foregoing document was acknowledged before me this      day of         , 20    , by                     , the                      of BlackRock Realty Advisors, Inc., the Investment Manager of SBC Master Pension Trust, the Sole Member of Eden Prairie Watertower, LLC, a Delaware limited liability company, on behalf of the limited liability company.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

NOTARY STAMP OR SEAL (OR OTHER TITLE OR RANK)
SIGNATURE OF NOTARY PUBLIC
My commission
expires:

Check here if part or all of the land is Registered (Torrens) ☐

THIS INSTRUMENT WAS DRAFTED BY (NAME AND ADDRESS):	Tax Statements for the real property described in this instrument should be sent to (include name and address of Grantee):

620 Newport Center Drive, Suite 1300
Newport Beach, CA 92660

EXHIBIT A

TO

DEED

Legal Description

Parcel 1:

Lot 2, Block 1, Eden Prairie Marketcenter 2nd Addition, Hennepin County, Minnesota.

Registered Property Certificate of Title No. 1158835

Parcel 2:

All right, title and interest-in and to that certain easement created pursuant to that certain Easement Agreement dated October 13, 1993 and filed of record October 18, 1993 in the office of the Registrar of Titles of Hennepin County, Minnesota as Document No. 2432486, as amended by that certain Amendment to Easement Agreement filed of record on May 1, 2002 in the office of the Registrar of Titles of Hennepin County, Minnesota as Document No. 3538022, and further amended by that certain Assumption of Easement Obligations Agreement filed May 1, 2002 in the office of the Registrar of Titles of Hennepin County, Minnesota as Document No. 3538025, and further amended by that certain Second Amendment to Easement Agreement filed July 22, 2005 in the office of the Registrar of Titles of Hennepin County, Minnesota as Document No. 4139579.

Parcel 3:

All right, title and interest in and to that certain easement created pursuant to that certain Cross Easement Agreement dated October 13, 1993, and filed of record October 18, 1993 in the office of the Registrar of Titles of Hennepin County, Minnesota as Document No. 2432481.

EXHIBIT B

TO

DEED

Permitted Encumbrances

EXHIBIT J

Form of Title Affidavit

AFFIANT’S NO LIEN, POSSESSION AND GAP AFFIDAVIT

BEFORE ME, the undersigned authority personally appeared                              as                              of EDEN PRAIRIE WATERTOWER, LLC, a Delaware limited liability company (“Affiant”), who upon being duly cautioned and sworn, deposes and states as follows:

1.        Eden Prairie Watertower, LLC, a Delaware limited liability company, is the owner in fee simple of those premises legally described in Schedule A, attached hereto and incorporated herein by this reference (the “Property”).

2.        This Affidavit is given so that title to the Property may be insured without any exceptions for the title search “gap,” construction liens or possession.

3.        Within the past ninety (90) days there have been no improvements, alterations or repairs to the Property for which the costs thereof remain unpaid, and within the past ninety (90) days there have been no claims for labor, services or material furnished for repairing or improving the Property that remain unpaid.

4.                                                  has made no additional improvements to the Property and has received no notice of (proposed) back assessments from Appraiser’s Office or bill for back assessments from Tax Collector since the issuance of the last tax bill.

5.                                                  has not executed any contracts for sale affecting the Property which are currently effective except for the Sale, Purchase and Escrow Agreement dated November     , 20     by and among Eden Prairie Watertower, LLC, KBS-Legacy Apartment Community REIT Venture, LLC, and Stewart Title Guaranty Company.

6.        There are no judgments, claims, disputes, demands or other matters pending against Seller that would attach to the Property.

7.        There are no matters pending against                      in any state or Federal court or other governmental body of which Affiant is a party including, but not limited to, proceedings in bankruptcy, receivership or insolvency, which could give rise to a lien that would attach to the Property or would adversely affect the title to the Property or                      ability to close on the sale of the Property between                      at          a.m., the date of the title commitment and the recording of the deed to be insured, and that Affiant has not executed and will not execute any instrument that would adversely affect the title or interest to be insured.

8.        This affidavit is made (i) for the purpose of inducing Stewart Title Guaranty Company to issue an Owner’s Title Insurance Policy in connection with this transaction and to disburse funds in reliance on the title commitment and (ii) made under penalties of perjury.

J-1

FURTHER AFFIANT SAYETH NAUGHT.

as of Eden
Prairie Watertower, LLC., a Delaware limited liability company

STATE OF	)
	)	SS.:
COUNTY OF	)

The foregoing instrument was acknowledged before me this              day of                     , 20    , by                     , as                                          of Eden Prairie Watertower, LLC, a Delaware limited liability company, who is personally known to me or produced                                                               as identification.

My commission expires:
NOTARY PUBLIC, State of
Print name:

J-2

EXHIBIT K

Form of Estoppel Certificate

TENANT:          Wadsworth Old Chicago, Inc., a Colorado corporation

DATE OF LEASE:        June 10, 2003

AMENDED:	October 29, 2003
PREMISES:

first floor retail containing approximately 7,500 square feet, a patio, a 200 square foot trash area, and a 16’ by 5’ area in the trash room of Building 1 (the “Premises”) located at the Watertower Project (the “Property”) at 12300 Singletree Lane, Eden Prairie, Hennepin County, Minnesota 55344

To: KBS-Legacy Apartment Community REIT Venture, LLC, its successors and assigns

The undersigned hereby certifies as follows:

1.          The undersigned is the “Tenant” under the above-referenced Lease (“Lease”) covering the above-referenced Premises. A true and correct copy of the Lease and any amendments thereto are attached hereto as Exhibit A.

2.          The Lease constitutes the entire agreement between landlord under the Lease (“Landlord”) and Tenant with respect to the Premises and the Lease has not been modified or amended in any respect except as set forth above.

3.          The term of the Lease commenced on February 12, 2004, and, including any presently exercised option or renewal term, will expire on February 11, 2014. Tenant has accepted possession of the Premises and is the actual occupant in possession and has not sublet or assigned its leasehold interest except                             . All improvements to be constructed on the Premises by Landlord have been completed and accepted by Tenant and any tenant improvement allowances have been paid in full.

4.          As of this date, there exists no default, nor state of facts which, with notice, the passage of time, or both, would result in a default on the part of either Tenant or Landlord.

5.          Subject to any escalation set forth in the Lease, Tenant is currently obligated to pay base annual rent in the amount of $        /year. Tenant must also pay $100.00/month in rent for the 16’ by 5’ area in the trash room of Building 1 and $2,312.04/month in additional rent for the entire initial term of the Lease pursuant to an agreement to increase Tenant’s Improvement Allowance by $175,000. In addition to the foregoing rent, Tenant must pay percentage rent equal to 5% of Gross Receipts in each Lease Year over the annual Breakpoint amounts set forth in Section F of the Schedule of Basic Terms in the Lease. No other rent has been paid in advance and Tenant currently has no claim or defense against Landlord under the Lease and is asserting no offsets or credits against either the rent or Landlord. As of this date, Tenant has no claim against Landlord for any security or other deposits except $         which was paid pursuant to the Lease.

K-1

6.          Tenant has no option or preferential right to lease or occupy additional space within the Property of which the Premises are a part except             . Tenant has no option or preferential right to purchase all or any part of the Premises. Tenant has no right to renew or extend the terms of the Lease except for four (4) five (5) year options to extend the Lease.

7.          Tenant has made no agreements with Landlord or its agent or employees concerning free rent, partial rent, rebate of rental payments or any other type of rental or other concession except as expressly set forth in the Lease.

8.          There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States, or any state thereof, or any other action brought under said bankruptcy laws with respect to Tenant.

    This Estoppel Certificate is made to KBS-Legacy Apartment Community REIT Venture, LLC (“Purchaser”) in connection with the prospective purchase by Purchaser or its assignee of the Property of which the Premises are a part. This Estoppel Certificate may be relied on by Purchaser and any other party who acquires an interest in the Property of which the Premises are a part in connection with such purchase.

    Dated this      day of         , 20    .

WADSWORTH OLD CHICAGO, INC., a
Colorado corporation

By:
Name:
Title:

RB Capital, Inc., a Colorado corporation,
Guarantor

By:
Name:
Title:

K-2

Rent Roll with Lease Charges

As of: 11/29/2012

Unit	Unit type	Unit Sq Ft	Resident	Name	Market Rent	Charge Code	Amount	Resident Deposit	Other Deposit	Move In	Lease Expiration	Move-Out	Balance

Current/Notice Residents
100	r-retail	0	t0343012	Wadsworth Old Chicago, Inc	15,093.75	storage rent storage sromark	100.00 16,603.17 30.00 2,312.04	0.00	0.00	2/12/2004	2/11/2014		48.47

						Total	19,045.21
1101	staring	1,198	t0342573	John McMunn	1,520.00	park storage rent	50.00 50.00 1,616.00	500.00	0.00	11/20/2009	6/24/2013		0.00

						Total	1,716.00
1102	isles	813	t0351462	Scott Doble	1,387.00	rent storage	1,159.00 40.00	0.00	0.00	1/6/2012	3/5/2013		0.00

						Total	1,199.00
1201	staring	1,198	t0357313	Steven Crouse	1,520.00	rent	1,725.00	500.00	0.00	8/25/2012	1/24/2013		0.00

						Total	1,725.00
1202	isles	813	VACANT	VACANT	1,337.00		0.00	0.00	0.00				0.00

						Total	0.00
1203	staring	1,198	t0351474	Temporary VIP Suites Corporate	1,470.00	rent	1,299.00	0.00	0.00	12/29/2011	12/28/2012	12/28/2012	0.00

						Total	1,299.00
1204	staring	1,455	t0359812	Amelia Merz	1,605.00	rent	1,560.00	0.00	0.00	11/21/2012	10/20/2013		0.00

						Total	1,560.00
1205	calhoun	726	t0358321	Sean Battams	1,137.00	rent	1,161.00	500.00	0.00	8/10/2012	5/9/2013		-2.30

						Total	1,161.00
1206	calhoun	726	t0353770	Alejandro Ruiz	1,177.00	rent	995.00	0.00	0.00	2/22/2012	2/21/2013		0.00

						Total	995.00
1207	loring	980	t0353790	Rochelle Hanson	1,302.00	rent park park	1,120.00 50.00 -50.00	500.00	0.00	4/20/2012	4/19/2013		0.00

						Total	1,120.00
1208	calhoun	726	t0341702	Kenneth Morgan	1,152.00	rent	1,048.00	300.00	0.00	12/1/2004	4/15/2013		0.00

						Total	1,048.00
1209	loring	980	t0342757	Sreenivasulu Gutta	1,337.00	storage storage rent	50.00 -25.00 1,249.00	99.00	0.00	12/26/2010	3/31/2013		0.00

						Total	1,274.00

Unit	Unit type	Unit Sq Ft	Resident	Name	Market Rent	Charge Code	Amount	Resident Deposit	Other Deposit	Move In	Lease Expiration	Move-Out	Balance

Current/Notice Residents
1210	isles	813	t0342823	Valerie Mason	1,252.00	rent	1,283.00	300.00	0.00	10/7/2010	8/27/2013		0.00

						Total	1,283.00
1211	calhoun	726	t0341705	William VanArsdale	1,187.00	rent	1,100.00	300.00	0.00	7/1/2004	7/29/2013		0.00

						Total	1,100.00
1212	harriett	788	t0342421	Jean Sabatier	1,152.00	rent	1,286.00	99.00	0.00	12/1/2008	1/28/2013		0.00

						Total	1,286.00
1213	harriett	788	t0341707	Marriott Execustay	1,187.00	rent	1,045.00	0.00	0.00	10/8/2004	4/22/2013		0.00

						Total	1,045.00
1301	staring	1,198	t0353731	Mike Rohrmorser	1,520.00	petrent rent petrent	-20.00 1,340.0 20.00	0.00	0.00	4/1/2012	3/31/2013		0.00

						Total	1,340.00
1302	isles	813	t0359449	Rick Jennings	1,337.00	rent	1,280.00	500.00	0.00	10/17/2012	5/16/2013		0.00

						Total	1,280.00
1303	staring	1,455	t0359012	Lori Merriewether	1,640.00	rent park park	1,585.0 50.00 -50.00	0.00	0.00	9/26/2012	8/25/2013		-1,585.00

						Total	1,585.00
1304	staring	1,455	t0355776	National Corporate Housing	1,605.00	rent	1,535.00	0.00	0.00	5/29/2012	5/30/2013		63.14

						Total	1,535.00
1305	calhoun	726	t0341940	Bill McWilliams	1,187.00	storage storage rent	60.00 -60.00 1,122.00	300.00	0.00	1/23/2006	2/25/2013		0.00

						Total	1,122.00
1306	calhoun	726	t0342435	Jeremy Budd	1,177.00	storage rent storage	-40.00 999.0 40.00	99.00	0.00	1/3/2009	7/23/2013		0.00

						Total	999.00
1307	loring	980	t0342572	Paul Scolardi	1,352.00	rent	1,310.00	400.00	0.00	1/5/2010	12/17/2012		79.96

						Total	1,310.00
1308	calhoun	726	t0352126	Sheetal Jain	1,152.00	rent	1,035.00	0.00	0.00	1/30/2012	10/29/2013		0.00

						Total	1,035.00
1309	loring	980	t0342829	Bob Ayd	1,387.00	rent	1,309.00	99.00	0.00	8/30/2010	5/17/2013		-50.00

						Total	1,309.00

Unit	Unit type	Unit Sq Ft	Resident	Name	Market Rent	Charge Code	Amount	Resident Deposit	Other Deposit	Move In	Lease Expiration	Move-Out	Balance

Current/Notice Residents
1310	isles	813	t0359724	Wesley Bergey	1,302.00	rent	1,220.00	0.00	0.00	11/1/2012	6/30/2013		0.00

						Total	1,220.00
1311	calhoun	726	t0342601	Julie Kreimeyer	1,137.00	rent	975.00	99.00	0.00	2/22/2010	3/19/2013		0.00

						Total	975.00
1312	harriett	788	t0346545	Tricia Allwine	1,202.00	park rent	50.00 1,479.00	99.00	0.00	7/7/2011	4/6/2012	12/21/2012	-20.00

						Total	1,529.00
1313	harriett	788	t0351255	Masuru Tsachiya	1,287.00	rent	1,009.00	0.00	0.00	12/19/2011	2/18/2013		0.00

						Total	1,009.00
200	r-retail	0	t0343014	Cushman Realty, Inc.	4,275.00	rent rent	800.00 800.00	0.00	0.00	2/1/2011	10/31/2011		0.00

						Total	1,600.00
2101	isles	813	t0342815	Creative Housing Solutions	1,302.00	rent	1,295.00	0.00	0.00	9/29/2010	3/15/2013		0.00

						Total	1,295.00
2102	isles	813	t0341986	Susan Snorek	1,337.00	rent	1,195.00	300.00	0.00	5/20/2006	7/7/2013		0.00

						Total	1,195.00
2103	calhoun	726	t0354087	Kia Daniels	1,152.00	rent	1,000.00	0.00	0.00	3/24/2012	3/23/2013		-3.66

						Total	1,000.00
2104	calhoun	726	t0348076	Rebecca Prochaska	1,187.00	rent storage storage	1,085.00 60.00 -60.00	300.00	0.00	8/26/2011	2/25/2013		27.18

						Total	1,085.00
2105	mitchell	1,012	t0355669	Cory Sinon	1,407.00	rent	1,200.00	0.00	0.00	6/29/2012	6/28/2013		0.00

						Total	1,200.00
2106	loring	980	t0357937	Lindsey Gerrity	1,352.00	rent petrent	1,706.00 40.00	0.00	0.00	8/1/2012	10/31/2012		0.00

						Total	1,746.00
2108	harriett	788	t0342054	Jeannie Ho	1,202.00	rent	1,190.00	300.00	0.00	8/11/2006	7/31/2013		0.00

						Total	1,190.00
2109	cedar	1,529	t0357870	Karen Wells	1,485.00	storage petrent rent	60.00 40.00 2,175.00	0.00	0.00	9/15/2012	8/14/2013		120.01

						Total	2,275.00

Unit	Unit type	Unit Sq Ft	Resident	Name	Market Rent	Charge Code	Amount	Resident Deposit	Other Deposit	Move In	Lease Expiration	Move-Out	Balance

Current/Notice Residents
2110	nokomis	1,164	t0359670	Melissa Hester	1,535.00	rent petrent	1,655.00 80.00	0.00	0.00	11/16/2012	2/15/2013		45.00

						Total	1,735.00
2111	harriett	788	t0342671	Brian Elkjer	1,237.00	rent storage storage	1,137.00 -30.00 30.00	99.00	0.00	8/3/2010	7/29/2013		0.00

						Total	1,137.00
2112	mitchell	1,012	t0342762	Creative Housing Solutions	1,442.00	rent	1,508.00	0.00	0.00	12/30/2010	8/15/2013		0.00

						Total	1,508.00
2113	vermilli	1,295	t0342077	Blake Johnson	1,745.00	rent	1,728.00	500.00	0.00	10/5/2006	7/29/2013		0.00

						Total	1,728.00
2114	staring	1,198	t0350709	Drew Harrell	1,520.00	petrent storage storage rent	20.00 40.00 -40.00 1,360.00	0.00	0.00	11/11/2011	7/10/2013		0.00

						Total	1,380.00
2115	isles	813	t0359089	Emily Knoll	1,337.00	petrent rent	40.00 1,245.00	500.00	0.00	9/19/2012	7/18/2013		0.00

						Total	1,285.00
2116	harriett	788	t0342708	Alex Link	1,237.00	rent	1,135.00	99.00	0.00	9/18/2010	6/24/2013		0.00

						Total	1,135.00
2117	calhoun	726	t0351964	Jumana Harianawala	1,187.00	rent	1,080.00	500.00	0.00	2/18/2012	3/2/2013		0.00

						Total	1,080.00
2118	loring	980	t0342210	Umakanth Mogili	1,352.00	rent	1,230.00	400.00	0.00	12/19/2007	12/31/2013		0.00

						Total	1,230.00
2119	isles	813	t0342842	Creative Housing Solutions	1,327.00	rent	1,343.00	0.00	0.00	7/15/2010	9/28/2013		0.00

						Total	1,343.00
2120	vermilli	1,295	t0342314	Creative Housing Solutions	1,745.00	rent	1,811.00	0.00	0.00	4/15/2008	7/29/2013		0.00

						Total	1,811.00
2121	mitchell	1,012	t0355663	Zikomo Fields	1,442.00	rent	1,315.00	1,000.00	0.00	5/4/2012	5/3/2013		0.00

						Total	1,315.00
2122	nokomis	1,164	t0341983	Complete Corporate	1,535.00	petrent rent	20.00 1,325.00	0.00	0.00	3/7/2006	3/19/2013		0.00

						Total	1,345.00

Unit	Unit type	Unit Sq Ft	Resident	Name	Market Rent	Charge Code	Amount	Resident Deposit	Other Deposit	Move In	Lease Expiration	Move-Out	Balance

Current/Notice Residents
2123	staring	1,198	t0342834	Ronald Bazillion	1,520.00	storage rent storage storage storage	-20.00 1,319.00 50.00 50.0 -20.00	99.00	0.00	10/5/2010	5/21/2013		0.00

						Total	1,379.00
2124	isles	813	VACANT	VACANT	1,237.00		0.00	0.00	0.00				0.00

						Total	0.00
2125	isles	813	t0352327	James Maloney	1,337.00	rent storage	1,195.00 40.00	0.00	0.00	5/4/2012	5/3/2013		0.00

						Total	1,235.00
2126	isles	813	VACANT	VACANT	1,237.00		0.00	0.00	0.00				0.00

						Total	0.00
2127	isles	813	t0358106	Stephen Bassett	1,202.00	rent	999.00	500.00	0.00	8/11/2012	2/10/2013		0.00

						Total	999.00
2128	mitchell	1,012	t0358342	Aaron Neubauer	1,407.00	park rent park	-50.00 1,350.00 50.00	0.00	0.00	8/11/2012	6/10/2013		1,484.83

						Total	1,350.00
2129	loring	980	t0341746	Casey Cullinan	1,387.00	rent	1,285.00	400.00	0.00	10/29/2004	6/24/2013		0.00

						Total	1,285.00
2130	mitchell	1,012	t0359579	Brittany Ledgerwood	1,442.00	rent	1,345.00	0.00	0.00	11/17/2012	9/16/2013		0.00

						Total	1,345.00
2131	nokomis	1,164	t0342827	Caitlin Maxhimer	1,435.00	park park rent	50.00 -50.00 1,367.00	99.00	0.00	10/15/2010	5/21/2013		-11.30

						Total	1,367.00
2132	isles	813	VACANT	VACANT	1,302.00		0.00	0.00	0.00				0.00

						Total	0.00
2133	staring	1,198	t0351894	Complete Corporate	1,485.00	rent	1,325.00	0.00	0.00	3/8/2012	3/18/2013		0.00

						Total	1,325.00
2134	staring	1,198	t0342668	Marriott Execustay	1,485.00	rent petrent	1,485.00 40.00	0.00	0.00	6/7/2010	3/25/2013		0.00

						Total	1,525.00

Unit	Unit type	Unit Sq Ft	Resident	Name	Market Rent	Charge Code	Amount	Resident Deposit	Other Deposit	Move In	Lease Expiration	Move-Out	Balance

Current/Notice Residents
2135	nokomis	1,164	t0356397	Corporate Oakwood	1,570.00	rent petrent petfee	1,580.0 80.00 200.00	0.00	0.00	6/21/2012	6/20/2013		-1,403.46

						Total	1,860.00
2136	mitchell	1,012	t0355541	Katie Cohen	1,442.00	park rent petrent park	100.00 1,250.0 20.00 -100.00	0.00	0.00	4/26/2012	4/25/2013		0.00

						Total	1,270.00
2137	harriett	788	VACANT	VACANT	1,237.00		0.00	0.00	0.00				0.00

						Total	0.00
2138	harriett	788	t0342767	National Corporate Housing	1,237.00	rent	1,249.00	0.00	0.00	1/31/2011	12/24/2012		0.00

						Total	1,249.00
2139	loring	980	t0342812	Michelle Cheney	1,387.00	petrent park park rent	20.00 50.00 -50.00 1,238.00	1,397.00	0.00	11/5/2010	5/21/2013		0.00

						Total	1,258.00
2140	calhoun	726	t0355668	Jennifer Pollak	1,187.00	storage storage rent	75.00 -75.00 975.00	0.00	0.00	6/1/2012	5/24/2013		0.00

						Total	975.00
2141	harriett	788	t0341926	Carla Erickson	1,202.00	rent	1,099.00	300.00	0.00	12/1/2005	4/16/2013		0.00

						Total	1,099.00
2142	isles	813	t0342731	Oakwood Corporate Housing	1,387.00	rent	1,326.00	0.00	0.00	10/26/2010	5/15/2013		-1,374.42

						Total	1,326.00
2143	nokomis	1,164	t0357861	Vineet Narula	1,435.00	rent	1,299.00	0.00	0.00	7/27/2012	5/26/2013		0.00

						Total	1,299.00
2144	vermilli	1,295	t0342032	Barbara Pickens	1,710.00	storage storage rent storage storage storage storage	30.00 60.00 1,605.00 -20.00 -10.00 30.00 -10.00	500.00	0.00	5/24/2006	11/30/2013		0.00

						Total	1,685.00

Unit	Unit type	Unit Sq Ft	Resident	Name	Market Rent	Charge Code	Amount	Resident Deposit	Other Deposit	Move In	Lease Expiration	Move-Out	Balance

Current/Notice Residents
2145	mitchell	1,012	t0342660	Alex Eisch	1,407.00	rent	1,190.00	300.00	0.00	5/23/2010	6/24/2013		0.00

						Total	1,190.00
2146	harriett	788	t0346542	Brent LaFrenz	1,202.00	rent	1,170.00	300.00	0.00	7/9/2011	7/8/2013		0.00

						Total	1,170.00
2147	staring	1,198	t0342644	Complete Corporate	1,520.00	rent	1,350.00	0.00	0.00	4/23/2010	7/23/2013		0.00

						Total	1,350.00
2148	nokomis	1,164	t0342704	Complete Corporate	1,570.00	rent	1,349.00	0.00	0.00	8/11/2010	3/19/2013		0.00

						Total	1,349.00
2149	harriett	788	t0359452	Jamie Ries	1,237.00	petrent	20.00	0.00	0.00	10/11/2012	9/10/2013		0.00
						rent	1,165.00

						Total	1,185.00
2151	loring	980	t0359091	Justin Rudeen	1,387.00	petrent	40.00	0.00	0.00	9/27/2012	7/26/2013		0.00
						rent	1,245.00

						Total	1,285.00
2152	mitchell	1,012	t0342698	Complete Corporate	1,442.00	rent	1,249.00	0.00	0.00	8/9/2010	3/19/2013		0.00

						Total	1,249.00
2201	isles	813	t0342721	Brent Matson	1,302.00	rent	1,212.00	99.00	0.00	7/5/2011	7/5/2013		0.00

						Total	1,212.00
2202	isles	813	t0356011	Therese Carreon	1,287.00	rent	1,280.00	0.00	0.00	6/6/2012	6/5/2013		0.00

						Total	1,280.00
2203	calhoun	726	t0354122	BriAnna Baldwin	1,102.00	rent	955.00	500.00	0.00	4/27/2012	4/26/2013		0.00
						park	100.0
						park	-100.00

						Total	955.00
2204	calhoun	726	t0356840	Wendy Matsumura	1,137.00	rent	1,165.0	500.00	0.00	6/30/2012	12/29/2012	12/29/2012	0.00
						petrent	40.00

						Total	1,205.00
2205	mitchell	1,012	t0351566	Phillip Lozanoski	1,357.00	rent	1,050.00	500.00	0.00	1/2/2012	12/30/2012	1/7/2013	0.00

						Total	1,050.00
2206	loring	980	t0342785	Andrea Thompson	1,352.00	rent	1,286.00	99.00	0.00	5/5/2011	4/22/2013		0.00

						Total	1,286.00
2207	isles	813	t0342820	Complete Corporate	1,252.00	rent	1,199.00	0.00	0.00	9/24/2010	3/19/2013		0.00

						Total	1,199.00

Unit	Unit type	Unit Sq Ft	Resident	Name	Market Rent	Charge Code	Amount	Resident Deposit	Other Deposit	Move In	Lease Expiration	Move-Out	Balance

Current/Notice Residents
2208	harriett	788	t0342824	Complete Corporate	1,202.00	rent	1,049.00	0.00	0.00	9/5/2010	3/19/2013		0.00

						Total	1,049.00
2209	staring	1,198	t0341776	Marriott Execustay	1,435.00	rent	1,403.00	0.00	0.00	4/25/2005	4/22/2013		0.00

						Total	1,403.00
2210	nokomis	1,164	t0342022	Complete Corporate	1,535.00	rent	1,325.00	0.00	0.00	2/1/2006	3/19/2013		0.00

						Total	1,325.00
2211	harriett	788	t0342674	Creative Housing Solutions	1,237.00	rent	1,287.00	0.00	0.00	7/1/2010	7/24/2013		0.00

						Total	1,287.00
2212	mitchell	1,012	VACANT	VACANT	1,392.00		0.00	0.00	0.00				0.00

						Total	0.00
2213	vermilli	1,295	t0357057	Saroj Das	1,695.00	rent	1,665.00	1,000.00	0.00	6/23/2012	12/22/2012	12/22/2012	0.00

						Total	1,665.00
2214	staring	1,198	t0342844	Ruth Ellenor Whitty	1,520.00	park storage rent	50.00 75.00 1,524.00	299.00	0.00	6/23/2010	7/29/2013		0.00

						Total	1,649.00
2215	isles	813	t0359170	Amy Henderson	1,287.00	petrent petrent rent petrent	40.0 -40.00 1,245.00 40.00	500.00	0.00	11/2/2012	9/1/2013		0.00

						Total	1,285.00
2216	harriett	788	t0341783	Complete Corporate	1,262.00	rent	1,100.00	0.00	0.00	6/22/2004	7/23/2013		0.00

						Total	1,100.00
2217	calhoun	726	t0351763	Kristy VanDamme	1,137.00	rent	1,025.00	500.00	0.00	1/7/2012	1/6/2013		0.00

						Total	1,025.00
2218	loring	980	t0359115	Michael Calvente	1,387.00	petrent rent	40.00 1,295.00	500.00	0.00	10/8/2012	8/7/2013		0.00

						Total	1,335.00
2219	isles	813	t0353971	Marriott Execustay	1,327.00	rent	1,670.00	0.00	0.00	4/7/2012	10/7/2012	11/30/2012	0.00

						Total	1,670.00
2220	vermilli	1,295	t0357308	Matthew Parrington	1,685.00	park park rent petrent	-50.00 50.00 1,665.00 40.00	0.00	0.00	8/1/2012	12/31/2012	12/1/2012	-36.83

						Total	1,705.00

Unit	Unit type	Unit Sq Ft	Resident	Name	Market Rent	Charge Code	Amount	Resident Deposit	Other Deposit	Move In	Lease Expiration	Move-Out	Balance

Current/Notice Residents
2221	mitchell	1,012	t0358614	Joshua Wille	1,357.00	park rent park petrent	100.00 1,320.0 -100.00 40.00	500.00	0.00	10/26/2012	9/25/2013		0.00

						Total	1,360.00
2222	nokomis	1,164	t0356793	Denise Byers	1,535.00	rent petrent	1,565.00 40.00	1,000.00	0.00	6/21/2012	12/20/2012	1/31/2013	0.00

						Total	1,605.00
2223	staring	1,198	t0342499	Nick Maloney	1,520.00	rent park park	1,465.00 100.00 -100.00	99.00	0.00	6/20/2009	5/27/2013		-11.72

						Total	1,465.00
2224	isles	813	VACANT	VACANT	1,337.00		0.00	0.00	0.00				0.00

						Total	0.00
2225	isles	813	t0359119	Creative Housing Solutions	1,287.00	rent	1,366.00	0.00	0.00	9/19/2012	8/18/2013		0.00

						Total	1,366.00
2226	isles	813	VACANT	VACANT	1,337.00		0.00	0.00	0.00				0.00

						Total	0.00
2227	isles	813	t0342736	David Brady	1,302.00	rent	1,199.00	300.00	0.00	11/19/2010	4/30/2013		0.00

						Total	1,199.00
2228	mitchell	1,012	t0354722	Trevan Towhill	1,357.00	park park rent	50.00 -50.00 1,210.00	0.00	0.00	4/7/2012	4/6/2013		-11.74

						Total	1,210.00
2229	loring	980	t0342240	Will Niskanen	1,387.00	park park rent storage storage	50.00 50.00 1,280.00 -10.00 30.00	400.00	0.00	2/3/2008	2/25/2013		0.00

						Total	1,400.00
2230	mitchell	1,012	t0358945	Bart Biesterfeld	1,392.00	petrent rent	20.00 1,295.00	0.00	0.00	9/22/2012	7/21/2013		-1,315.00

						Total	1,315.00
2231	nokomis	1,164	t0357879	Carol Meiners	1,535.00	petrent petrent rent	20.00 40.00 1,500.00	0.00	0.00	9/21/2012	9/20/2013		0.00

						Total	1,560.00

Unit	Unit type	Unit Sq Ft	Resident	Name	Market Rent	Charge Code	Amount	Resident Deposit	Other Deposit	Move In	Lease Expiration	Move-Out	Balance

Current/Notice Residents
2232	isles	813	t0355633	Jenni Fern	1,252.00	rent	1,110.00	0.00	0.00	4/27/2012	4/26/2013		0.00

						Total	1,110.00
2233	staring	1,198	t0341799	Marriott Execustay	1,435.00	rent	1,349.00	0.00	0.00	9/27/2004	3/25/2013		0.00

						Total	1,349.00
2234	staring	1,198	t0341964	Complete Corporate	1,485.00	rent	1,350.00	0.00	0.00	1/24/2006	7/23/2013		0.00

						Total	1,350.00
2235	nokomis	1,164	t0355772	National Corporate Housing	1,570.00	rent	1,600.00	0.00	0.00	5/29/2012	5/30/2013		103.23

						Total	1,600.00
2236	mitchell	1,012	t0358366	David Cohen	1,392.00	rent petrent	1,360.00 40.00	500.00	0.00	8/18/2012	7/17/2013		-5.93

						Total	1,400.00
2237	harriett	788	t0356472	Tai Gilbert	1,237.00	petrent rent	40.00 1,260.00	0.00	0.00	8/4/2012	6/3/2013		0.00

						Total	1,300.00
2238	harriett	788	t0341803	Complete Corporate	1,237.00	rent	1,049.00	0.00	0.00	11/23/2004	3/19/2013		0.00

						Total	1,049.00
2239	loring	980	t0355265	Ryan Stuntz	1,387.00	rent park park petrent	1,245.00 50.00 -50.00 40.00	0.00	0.00	5/15/2012	5/14/2013		0.00

						Total	1,285.00
2240	calhoun	726	t0358598	Kevin Keene	1,087.00	rent	1,070.00	500.00	0.00	8/25/2012	2/24/2013		0.00

						Total	1,070.00
2241	harriett	788	t0354716	Tommy Giovanni Godinez	1,202.00	rent	1,075.00	0.00	0.00	5/1/2012	4/30/2013		0.00

						Total	1,075.00
2242	isles	813	t0355885	Derek Leigh	1,287.00	rent	1,150.00	0.00	0.00	6/1/2012	5/31/2013		0.00

						Total	1,150.00
2243	nokomis	1,164	t0359263	Tammy Webb	1,535.00	rent petrent	1,475.00 40.00	0.00	0.00	10/11/2012	10/10/2013		0.00

						Total	1,515.00
2244	vermilli	1,295	t0359621	John McManus	1,695.00	rent	1,685.00	500.00	0.00	11/8/2012	5/7/2013		0.00

						Total	1,685.00
2245	mitchell	1,012	t0342777	Rosemount Emerson	1,357.00	rent	1,259.00	99.00	0.00	3/15/2011	3/25/2013		-1,182.50

						Total	1,259.00

Unit	Unit type	Unit Sq Ft	Resident	Name	Market Rent	Charge Code	Amount	Resident Deposit	Other Deposit	Move In	Lease Expiration	Move-Out	Balance

Current/Notice Residents
2246	harriett	788	t0352540	Srinivasa Jallepalli	1,202.00	rent	1,100.00	0.00	0.00	2/12/2012	1/31/2013		87.45

						Total	1,100.00
2247	staring	1,198	t0354922	Temporary VIP Suites	1,470.00	rent	1,405.00	0.00	0.00	5/15/2012	5/14/2013		0.00

						Total	1,405.00
2248	nokomis	1,164	t0342826	Marriott Execustay	1,570.00	rent	1,498.00	0.00	0.00	9/9/2010	4/22/2013		0.00

						Total	1,498.00
2249	harriett	788	t0343758	Zhe Yang	1,237.00	storage rent petrent	75.00 1,201.00 20.00	99.00	0.00	6/7/2011	6/24/2013	12/4/2012	0.00

						Total	1,296.00
2250	isles	813	t0342795	Jacqueline Johannesson	1,287.00	storage park rent park	20.00 100.00 1,232.00 -100.00	99.00	0.00	4/10/2011	7/23/2013		0.00

						Total	1,252.00
2251	loring	980	t0354591	Richard Berggren	1,387.00	rent	1,409.00	0.00	0.00	4/1/2012	6/24/2013		0.00

						Total	1,409.00
2252	mitchell	1,012	t0342636	Laurinda Nadeau	1,392.00	rent	1,242.00	99.00	0.00	5/27/2010	5/27/2013		-100.00

						Total	1,242.00
2301	isles	813	t0352114	Casey Kearns	1,252.00	rent	1,145.00	0.00	0.00	2/10/2012	2/9/2013		0.00

						Total	1,145.00
2302	isles	813	t0342056	Complete Corporate	1,287.00	rent	1,205.00	0.00	0.00	7/15/2006	7/23/2013		0.00

						Total	1,205.00
2303	calhoun	726	t0342057	Karen Winton	1,102.00	rent	1,055.00	300.00	0.00	9/5/2006	2/25/2013		0.00

						Total	1,055.00
2304	calhoun	726	t0358885	Audie Cole	1,137.00	rent	1,180.00	500.00	0.00	9/11/2012	1/10/2013		0.00

						Total	1,180.00
2305	mitchell	1,012	t0354594	Devin Sijan	1,357.00	park park rent storage	50.00 -50.00 1,240.00 60.00	0.00	0.00	6/16/2012	6/15/2013		0.00

						Total	1,300.00

Unit	Unit type	Unit Sq Ft	Resident	Name	Market Rent	Charge Code	Amount	Resident Deposit	Other Deposit	Move In	Lease Expiration	Move-Out	Balance

Current/Notice Residents
2306	loring	980	t0355370	Alissa Hopkins	1,302.00	petrent rent petrent	20.00 1,160.00 20.00	500.00	0.00	4/27/2012	4/26/2013		0.00

						Total	1,200.00
2307	isles	813	t0355463	Matt Vaughan	1,252.00	rent	1,130.00	0.00	0.00	5/30/2012	5/29/2013		-4.73

						Total	1,130.00
2308	harriett	788	t0351797	Emily Jones	1,202.00	rent	1,090.00	0.00	0.00	1/19/2012	7/18/2013		0.00

						Total	1,090.00
2309	staring	1,198	VACANT	VACANT	1,435.00		0.00	0.00	0.00				0.00

						Total	0.00
2310	nokomis	1,198	t0341968	Complete Corporate	1,535.00	rent	1,350.00	0.00	0.00	2/9/2006	7/23/2013		0.00

						Total	1,350.00
2311	harriett	788	t0352546	Barry Westrum	1,237.00	rent	1,065.00	0.00	0.00	3/5/2012	6/4/2013		0.00

						Total	1,065.00
2312	mitchell	1,012	t0346532	Equus Computer Systems	1,392.00	rent	1,440.00	300.00	0.00	7/9/2011	8/8/2013		0.00

						Total	1,440.00
2313	vermilli	1,295	t0354218	Michelle Mundt	1,795.00	rent	1,560.00	1,000.00	0.00	3/11/2012	3/10/2013		-22.77

						Total	1,560.00
2314	staring	1,198	t0341829	Richard Feuling	1,470.00	storage rent storage storage storage	-35.00 1,576.00 45.00 50.0 -40.00	500.00	0.00	11/24/2004	8/17/2013		0.00

						Total	1,596.00
2315	isles	813	t0351384	Allison Workman	1,287.00	rent	1,099.00	0.00	0.00	2/17/2012	4/16/2013		6.10

						Total	1,099.00
2316	harriett	788	t0359030	Jennifer Helgeson	1,262.00	rent	1,170.00	0.00	0.00	9/29/2012	8/28/2013		0.00

						Total	1,170.00
2317	calhoun	726	t0354486	Cathie Sorensen	1,102.00	storage storage rent	40.00 -40.00 975.00	0.00	0.00	5/25/2012	5/24/2013		0.00

						Total	975.00
2318	loring	980	t0354199	Julian Padilla	1,327.00	rent	1,225.00	0.00	0.00	3/18/2012	3/17/2013		0.00

						Total	1,225.00

Unit	Unit type	Unit Sq Ft	Resident	Name	Market Rent	Charge Code	Amount	Resident Deposit	Other Deposit	Move In	Lease Expiration	Move-Out	Balance

Current/Notice Residents
2319	isles	813	t0349893	Alternative Lodging	1,327.00	rent	1,264.00	0.00	0.00	10/12/2011	8/11/2013		0.00

						Total	1,264.00
2320	vermilli	1,295	VACANT	VACANT	1,785.00		0.00	0.00	0.00				0.00

						Total	0.00
2321	mitchell	1,012	t0354628	Valerie Johnson	1,357.00	rent	1,210.00	0.00	0.00	4/1/2012	5/31/2013		0.00

						Total	1,210.00
2322	nokomis	1,198	t0355267	Stephanie Olson	1,535.00	rent park	1,570.00 50.00	0.00	0.00	4/14/2012	4/13/2013		0.00

						Total	1,620.00
2323	staring	1,198	t0349053	Brandon Burton	1,470.00	rent	1,455.00	400.00	0.00	9/13/2011	7/19/2013		1,593.76

						Total	1,455.00
2324	isles	813	t0359630	Eric Durant	1,337.00	rent	1,220.00	500.00	0.00	10/24/2012	6/8/2013		-150.00

						Total	1,220.00
2325	isles	813	VACANT	VACANT	1,287.00		0.00	0.00	0.00				0.00

						Total	0.00
2326	isles	813	t0353961	Winston Porras	1,337.00	rent	1,185.00	0.00	0.00	3/18/2012	3/17/2013		0.00

						Total	1,185.00
2327	isles	813	t0342854	Gregory Hartz	1,337.00	rent	1,160.00	400.00	0.00	12/21/2009	6/30/2013		0.00

						Total	1,160.00
2328	mitchell	1,012	t0359035	Sarah Wondrasek	1,357.00	rent	1,285.00	500.00	0.00	11/3/2012	11/2/2013		0.00

						Total	1,285.00
2329	loring	980	t0354981	Eric Sprankle	1,387.00	rent	1,175.00	0.00	0.00	4/22/2012	4/21/2013		0.00

						Total	1,175.00
2330	mitchell	1,012	t0351584	Michelle McLean	1,392.00	rent	1,249.00	500.00	0.00	1/14/2012	3/13/2013		0.00

						Total	1,249.00
2331	nokomis	1,198	t0341846	Marriott Execustay	1,535.00	rent	1,503.00	0.00	0.00	4/25/2005	4/22/2013		0.00

						Total	1,503.00
2332	isles	813	t0342641	Sally Kane	1,252.00	rent	1,152.00	99.00	0.00	4/7/2010	7/31/2013		0.00

						Total	1,152.00
2333	staring	1,198	t0359789	Creative Housing Solutions	1,435.00	rent	1,435.00	0.00	0.00	11/16/2012	11/15/2013		200.00

						Total	1,435.00
2334	staring	1,198	t0358028	Nancy Peralta	1,520.00	rent	1,299.00	0.00	0.00	7/28/2012	7/27/2013		0.00

						Total	1,299.00

Unit	Unit type	Unit Sq Ft	Resident	Name	Market Rent	Charge Code	Amount	Resident Deposit	Other Deposit	Move In	Lease Expiration	Move-Out	Balance

Current/Notice Residents
2335	nokomis	1,198	t0351327	Missy Sujeeth	1,570.00	storage storage rent storage park	40.00 -20.00 1,499.00 40.00 50.00	500.00	0.00	1/18/2012	3/17/2013		-1,756.11

						Total	1,609.00
2336	mitchell	1,012	t0342756	Mitchell Schultz	1,392.00	rent	1,285.00	99.00	0.00	12/9/2010	8/17/2013		0.00

						Total	1,285.00
2337	harriett	788	t0355477	Steve Hart	1,237.00	rent	1,105.00	500.00	0.00	6/8/2012	6/7/2013		0.00

						Total	1,105.00
2338	harriett	788	t0342728	Colleen Buncher	1,237.00	rent	1,100.00	99.00	0.00	11/13/2010	6/11/2013		0.00

						Total	1,100.00
2339	loring	980	t0352581	Mike Horn	1,352.00	rent	1,180.00	0.00	0.00	2/19/2012	2/18/2013		0.00

						Total	1,180.00
2340	calhoun	726	t0341952	Michael Kim	1,137.00	rent	1,040.00	300.00	0.00	1/20/2006	12/25/2013		0.00

						Total	1,040.00
2341	harriett	788	t0358817	Robert Blanton	1,202.00	rent	1,105.00	0.00	0.00	9/4/2012	2/3/2013	2/3/2013	0.00

						Total	1,105.00
2342	isles	813	t0358592	Jack McCraine	1,252.00	rent	1,390.00	500.00	0.00	9/1/2012	11/30/2012	12/31/2012	0.00

						Total	1,390.00
2343	nokomis	1,198	t0342773	Shiva Kumar	1,535.00	storage park rent park storage	-75.00 -50.00 1,499.00 50.00 75.00	99.00	0.00	4/10/2011	4/26/2013		0.00

						Total	1,499.00
2344	vermilli	1,295	t0353726	Michael Schmeling	1,660.00	rent	1,430.00	0.00	0.00	2/19/2012	2/18/2013		0.00

						Total	1,430.00
2345	mitchell	1,012	t0345544	Martin Ortiz	1,357.00	storage rent storage	-20.00 1,378.00 50.00	99.00	0.00	7/8/2011	7/7/2013		1,547.96

						Total	1,408.00
2346	harriett	788	t0355868	Laura Lutterman	1,202.00	rent	1,135.00	500.00	0.00	6/8/2012	6/7/2013		0.00

						Total	1,135.00

Unit	Unit type	Unit Sq Ft	Resident	Name	Market Rent	Charge Code	Amount	Resident Deposit	Other Deposit	Move In	Lease Expiration	Move-Out	Balance

Current/Notice Residents
2347	staring	1,198	t0351999	Shawn Wischmeier	1,470.00	storage rent storage petrent petrent	20.00 1,770.00 20.00 20.00 20.00	500.00	0.00	3/3/2012	5/2/2013		0.00

						Total	1,850.00
2348	nokomis	1,198	t0342678	Suresha Sajlar Ramareddy	1,570.00	storage storage rent	60.00 -60.00 1,455.00	99.00	0.00	7/23/2010	5/23/2013		0.00

						Total	1,455.00
2349	harriett	788	t0352609	Bei Jin	1,237.00	rent	1,065.00	500.00	0.00	4/14/2012	4/13/2013		0.00

						Total	1,065.00
2350	isles	813	t0354371	Corporate National Housing	1,287.00	rent	1,300.00	0.00	0.00	3/16/2012	8/15/2013		62.53

						Total	1,300.00
2351	loring	980	t0343131	Jonathan Fairley	1,387.00	park rent storage petrent park storage	50.00 1,316.00 -10.00 20.00 -50.00 30.00	200.00	0.00	5/5/2011	4/22/2013		0.00

						Total	1,356.00
2352	mitchell	1,012	t0342589	Julie Mahoney	1,392.00	rent	1,160.00	99.00	0.00	12/31/2009	8/17/2013		0.00

						Total	1,160.00
2401	isles	813	t0359129	Swetha Arkala	1,252.00	rent	1,135.00	0.00	0.00	9/29/2012	3/28/2013		0.00

						Total	1,135.00
2402	isles	813	t0342493	John Eric Langdale	1,287.00	storage rent	30.00 1,073.00	99.00	0.00	5/1/2009	4/30/2013		0.00

						Total	1,103.00
2403	calhoun	726	t0351941	Shira Bennett	1,102.00	rent	995.00	500.00	0.00	2/15/2012	2/14/2013		0.00

						Total	995.00
2404	calhoun	726	t0358740	Somasundaram Krishnamurthy	1,137.00	rent	1,080.00	500.00	0.00	9/28/2012	3/27/2013		-60.00

						Total	1,080.00
2405	mitchell	1,012	t0349670	Oakwood Corporate Suites Oakwood	1,407.00	rent	1,390.00	0.00	0.00	9/28/2011	5/27/2013		-1,427.50

						Total	1,390.00
2406	loring	980	t0349934	Chris Carlson	1,352.00	rent	1,247.00	300.00	0.00	10/20/2011	7/19/2013		-87.62

						Total	1,247.00

Unit	Unit type	Unit Sq Ft	Resident	Name	Market Rent	Charge Code	Amount	Resident Deposit	Other Deposit	Move In	Lease Expiration	Move-Out	Balance

Current/Notice Residents
2407	isles	813	VACANT	VACANT	1,252.00		0.00	0.00	0.00				0.00

						Total	0.00
2408	harriett	788	t0354286	Justin Adair	1,202.00	rent	1,085.00	0.00	0.00	4/28/2012	4/27/2013		0.00

						Total	1,085.00
2409	staring	1,198	t0343551	Creative Housing Solutions	1,435.00	rent	1,576.00	0.00	0.00	4/20/2011	4/30/2013		0.00

						Total	1,576.00
2410	nokomis	1,164	VACANT	VACANT	1,535.00		0.00	0.00	0.00				0.00

						Total	0.00
2411	harriett	788	t0358392	Jennifer Wucherer	1,237.00	rent	1,049.00	500.00	0.00	8/16/2012	8/15/2013		0.00

						Total	1,049.00
2412	mitchell	1,012	t0358730	Nicole Presser	1,442.00	storage rent	20.00 1,340.00	0.00	0.00	9/8/2012	8/7/2013		0.00

						Total	1,360.00
2415	isles	813	t0358944	Linda Modlinski	1,287.00	rent	1,195.00	500.00	0.00	9/26/2012	7/25/2013		0.00

						Total	1,195.00
2417	calhoun	726	t0341881	Alternative Lodging	1,102.00	rent	1,398.00	0.00	0.00	9/1/2005	12/31/2012	12/31/2012	-10.29

						Total	1,398.00
2421	mitchell	1,012	t0342735	Stephen Viel	1,407.00	rent	1,245.00	300.00	0.00	12/5/2010	8/17/2013		0.00

						Total	1,245.00
2422	nokomis	1,164	VACANT	VACANT	1,535.00		0.00	0.00	0.00				0.00

						Total	0.00
2423	staring	1,198	t0354406	Ryan McAndrew	1,470.00	storage rent	60.00 1,285.00	0.00	0.00	3/17/2012	3/16/2013		0.00

						Total	1,345.00
2424	isles	813	t0359566	Liz Hadd	1,337.00	rent petrent	1,220.00 20.00	500.00	0.00	10/18/2012	3/9/2013		0.00

						Total	1,240.00
2425	isles	813	t0354168	Corporate Marriott Execustay	1,287.00	rent	1,295.00	0.00	0.00	3/8/2012	8/7/2013		0.00

						Total	1,295.00
2426	isles	813	t0342128	Sylvia Guidarini	1,337.00	park rent park	50.00 1,164.00 -25.00	300.00	0.00	3/15/2007	4/22/2013		0.00

						Total	1,189.00

Unit	Unit type	Unit Sq Ft	Resident	Name	Market Rent	Charge Code	Amount	Resident Deposit	Other Deposit	Move In	Lease Expiration	Move-Out	Balance

Current/Notice Residents
2427	isles	813	t0342257	Marriott Execustay	1,302.00	rent	1,157.00	0.00	0.00	2/20/2008	5/27/2013		0.00

						Total	1,157.00
2428	mitchell	1,012	t0342624	Ryan Trask	1,407.00	storage rent	20.00 1,149.00	99.00	0.00	2/28/2010	3/25/2013		0.00

						Total	1,169.00
2429	loring	980	t0342835	Lori Wermerskirchen	1,387.00	storage storage rent	40.00 -5.00 1,376.00	99.00	0.00	9/20/2010	8/26/2013		0.00

						Total	1,411.00
2430	mitchell	1,012	t0342758	Nathan Hubert	1,442.00	rent park park	1,275.00 50.00 -50.00	299.00	0.00	2/1/2011	2/25/2013		0.00

						Total	1,275.00
2431	nokomis	1,164	VACANT	VACANT	1,535.00		0.00	0.00	0.00				0.00

						Total	0.00
2432	isles	813	t0350094	Jill Doxsie	1,252.00	rent	1,174.00	600.00	0.00	12/10/2011	6/18/2013		0.00

						Total	1,174.00
2433	staring	1,198	t0358469	Maria Mercer	1,435.00	storage storage park park rent	40.00 40.00 -50.00 50.00 1,299.00	0.00	0.00	8/25/2012	8/24/2013		0.00

						Total	1,379.00
2434	staring	1,198	t0359598	Fabio Pozzo	1,485.00	rent conc	1,415.00 -80.48	0.00	0.00	10/25/2012	9/24/2013		0.00

						Total	1,334.52
2435	nokomis	1,164	VACANT	VACANT	1,570.00		0.00	0.00	0.00				0.00

						Total	0.00
2436	mitchell	1,012	t0347592	Corporate Oakwood Housing	1,442.00	rent	1,535.00	300.00	0.00	8/8/2011	2/13/2013		-32.73

						Total	1,535.00
2437	harriett	788	t0355853	Lauren Simmons	1,237.00	rent	1,170.00	1,170.00	0.00	7/7/2012	7/6/2013		0.00

						Total	1,170.00
2438	harriett	788	t0342229	Robert Simonson	1,237.00	storage rent	20.00 1,310.00	300.00	0.00	1/15/2008	5/15/2013		0.00

						Total	1,330.00

Unit	Unit type	Unit Sq Ft	Resident	Name	Market Rent	Charge Code	Amount	Resident Deposit	Other Deposit	Move In	Lease Expiration	Move-Out	Balance

Current/Notice Residents
2439	loring	980	t0342661	Takashi Kitamura	1,387.00	rent	1,290.00	99.00	0.00	5/26/2010	6/24/2013		0.00

						Total	1,290.00
2440	calhoun	726	t0352104	Carrie Morgenthaler	1,137.00	rent	1,030.00	0.00	0.00	2/8/2012	2/7/2013		0.00

						Total	1,030.00
2441	harriett	788	t0345546	Denise Smith	1,202.00	rent	1,196.00	99.00	0.00	8/5/2011	8/4/2013		0.00

						Total	1,196.00
2442	isles	813	t0342590	Marriott Execustay	1,252.00	rent	1,107.00	0.00	0.00	12/11/2009	5/27/2013		0.00

						Total	1,107.00
2443	nokomis	1,164	t0354676	Corporate Creative Housing Solutions	1,535.00	rent	1,465.00	0.00	0.00	4/8/2012	4/7/2013		0.00

						Total	1,465.00
2444	vermilli	1,295	t0353781	Creative Housing Solutions	1,760.00	rent petrent petrent	1,740.00 20.00 20.00	0.00	0.00	3/5/2012	9/4/2013		0.00

						Total	1,780.00
2445	mitchell	1,012	t0342603	Darin Boe	1,407.00	rent petrent	1,060.00 20.00	500.00	0.00	1/25/2010	3/19/2013		0.00

						Total	1,080.00
2446	harriett	788	t0358587	Vaibhao Puranik	1,202.00	rent	1,170.00	0.00	0.00	8/21/2012	5/20/2013		0.00

						Total	1,170.00
2447	staring	1,198	t0344277	Creative Housing Solutions	1,470.00	rent	1,685.00	0.00	0.00	5/6/2011	7/23/2013		0.00

						Total	1,685.00
2448	nokomis	1,164	t0356783	Creative Housing Solutions	1,570.00	rent	1.625.00	0.00	0.00	6/26/2012	6/25/2013		0.00

						Total	1,625.00
2449	harriett	788	t0348721	Deanna Leverson	1,237.00	rent	1,190.00	300.00	0.00	9/1/2011	8/27/2013		0.00

						Total	1,190.00
2450	isles	813	t0350083	Pat Basu	1,287.00	rent	1,493.00	300.00	0.00	10/29/2011	1/28/2013		-869.52

						Total	1,493.00
2451	loring	980	t0347931	Marriott Execustay	1,387.00	rent	1,446.00	0.00	0.00	8/11/2011	5/10/2013		0.00

						Total	1,446.00
2452	mitchell	1,012	t0343639	Charles Layman	1,442.00	storage rent	30.00 1,388.00	99.00	0.00	7/8/2011	6/24/2013		0.00

						Total	1,418.00

Unit	Unit type	Unit Sq Ft	Resident	Name	Market Rent	Charge Code	Amount	Resident Deposit	Other Deposit	Move In	Lease Expiration	Move-Out	Balance

Future Residents/Applicants
2124	isles	813	t0360071	Victor Aloysius Lam	1,237.00		0.00	0.00	0.00	12/1/2012	9/30/2013		0.00

						Total	0.00
2137	harriett	788	t0359994	Nabil Usmani	1,237.00		0.00	0.00	0.00	12/8/2012	10/7/2013		0.00

						Total	0.00
2213	vermilli	1,295	t0359713	Chris Watts	1,695.00		0.00	0.00	0.00	1/1/2013	12/31/2013		0.00

						Total	0.00
2219	isles	813	t0359785	Manish Mohan	1,327.00		0.00	0.00	0.00	12/21/2012	10/20/2013		0.00

						Total	0.00
2224	isles	813	t0359985	Matt Parrington	1,337.00		0.00	0.00	0.00	12/1/2012	5/31/2013		0.00

						Total	0.00
2309	staring	1,198	t0359572	Chris Astor	1,435.00		0.00	0.00	0.00	11/30/2012	10/29/2013		0.00

						Total	0.00
2325	isles	813	t0360073	Matthew Mayben	1,287.00		0.00	0.00	0.00	12/1/2012	5/31/2013		0.00

						Total	0.00
2410	nokomis	1,164	t0360056	Alexandra Johnson	1,535.00		0.00	0.00	0.00	12/1/2012	9/30/2013		0.00

						Total	0.00

				Square Footage	Market Rent	Lease Charges	Security Deposit	Other Deposit	# of Units		Unit Occupancy	SqFt Occupancy	Balance

Current/Notice Res.						296,200.73	38,635.00	0.00					-6,065.51
Future Residents/Applicants						0.00	0.00	0.00					0.00

Occupied Units				203,257.00	307,331.75				214		93.04	92.93
Total Non Rev Units				0.00	0.00				0		0.00	0.00
Vacant Units				15,453.00	22,350.00				16		6.96	7.07

Totals:				218,710.00	329,681.75	296,200.73	38,635.00	0.00	230		100.00	100.00	-6,065.51

Summary of Charges by Charge Code (Current/Notice residents only)

	conc		-80.48

	park		375.00

	petfee		200.00

Unit	Unit type	Unit Sq Ft	Resident	Name	Market Rent	Charge Code	Amount	Resident Deposit	Other Deposit	Move In	Lease Expiration	Move-Out	Balance

	petrent		1,140.00

	rent		291,054.17

	sromark		2,312.04

	storage		1,200.00

	Total		296,200.73